                                                                   Exhibit 4.3.6



                                                            VERSION C
                                                            ---------



                     ASSET BACKED SECURITIES CORPORATION,
                                   Depositor


                          [NAME OF MASTER SERVICER],
                                Master Servicer


                                      and


                               [NAME OF TRUSTEE],
                                    Trustee

                       --------------------------------

                              REFERENCE AGREEMENT

                           incorporating by reference

                         STANDARD TERMS AND CONDITIONS
                            OF POOLING AND SERVICING


                          Dated as of          , 199_

                       --------------------------------

                   Conduit Mortgage Pass-Through Certificates

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----
PRELIMINARY STATEMENT......................................................    1

                                  ARTICLE XI

                               THE CERTIFICATES............................    2
     SECTION 11.01  Designation............................................    2
     SECTION 11.02  Conveyance of Trust Fund; Issuance of
                    Certificates; REMIC Election and
                    Designation............................................    2
     SECTION 11.03  Delivery of Documents..................................    3
     SECTION 11.04  Forms Generally........................................   12
     SECTION 11.05  Aggregate Initial Stated Principal
                    Balance; Final Scheduled Distribution
                    Date; Classes; Terms...................................   12
     SECTION 11.06  LIBOR Calculation......................................   14
     SECTION 11.07  Distributions..........................................   16
     SECTION 11.08  Place and Notice for Final Distribution
                    in Reduction of Outstanding Stated
                    Principal Balance......................................   17
     SECTION 11.09  Denominations..........................................   18
     SECTION 11.10  Distribution Dates.....................................   18
     SECTION 11.11  Regular Record Dates...................................   18
     SECTION 11.12  Special Record Dates...................................   18
     SECTION 11.13  Early Termination......................................   18
     SECTION 11.14  Wire Transfer Eligibility..............................   19
     SECTION 11.15  Required Rating........................................   19
     SECTION 11.16  Pool Insurance Policy..................................   19
     SECTION 11.17  Special Hazard Insurance Policy........................   19
     SECTION 11.18  Mortgagor Bankruptcy Bond..............................   19
     SECTION 11.19  Servicing Agreements; Warranty and
                    Subservicing Agreements................................   19
     SECTION 11.20  Custodial Agreements...................................   19
     SECTION 11.21  Distribution of Excess Cashflow on the
                    Multi-Class Certificates...............................   19
     SECTION 11.22  Certain Defined Terms..................................   19
     SECTION 11.23  Applicability of Certain Provisions of
                    Standard Terms.........................................   22

                                  ARTICLE XII

                   DEFINITIONS RELATING TO THE CERTIFICATES;
                         ASSUMPTIONS AS TO TRUST FUND;
                             MORTGAGE CERTIFICATES.........................   22
     SECTION 12.01  Definitions............................................   22

                                      (i)

                                                                            Page
                                                                            ----
     SECTION 12.02  Calculations and Respecting Mortgage
                    Assets and Trust Fund..................................   36
     SECTION 12.03  Representations and Warranties of the
                    Depositor with Respect to the Mortgage
                    Certificates...........................................   39
     SECTION 12.04  Administration of the Mortgage
                    Certificates...........................................   41
     SECTION 12.05  Substitution of Mortgage Assets........................   41

                                 ARTICLE XIII

                                 DISTRIBUTIONS.............................   44
     SECTION 13.01          Distributions..................................   44
     SECTION 13.02  Reports by Trustee to Certificateholders...............   47

                                  ARTICLE XIV

                             OPTIONAL TERMINATION..........................   49
     SECTION 14.01  Repurchase at the Option of the
                    Depositor..............................................   49
     SECTION 14.02  Procedure Upon Optional Termination....................   50

                                   ARTICLE XV

                             SPECIAL DISTRIBUTIONS.........................   52
     SECTION 15.01  Special Distributions..................................   52
     SECTION 15.02  Notice of Special Distribution by the
                    Trustee................................................   52

                                 [ARTICLE XVI

                               DEFICIENCY EVENTS...........................   53
     SECTION 16.01  Occurrence; Trustee's Determinations...................   53
     SECTION 16.02  Distributions Upon a Determination of
                    Sufficiency............................................   54
     SECTION 16.03  Distributions Upon a Determination of
                    Insufficiency..........................................   55
     SECTION 16.04  Sale of Trust Fund.....................................   56

                                   ARTICLE XI

                                THE CERTIFICATES

                                  ARTICLE XVII

                           ACCOUNTS AND ACCOUNTINGS........................   57
     SECTION 17.01  GPM Fund...............................................   57
     SECTION 17.02  Reserve Fund...........................................   58
     SECTION 17.03  Buy-Down Fund..........................................   59

                                     (ii)

                                                                            Page
                                                                            ----
     SECTION 17.04  Certificate Account....................................   60
     SECTION 17.05  Investments............................................   61
     SECTION 17.06  Custodial Account; Other Accounts......................   62
     SECTION 17.07  Accountings............................................   63
     SECTION 17.08  Trust Estate...........................................   70

                                 ARTICLE XVIII

                                 MISCELLANEOUS.............................   71
     SECTION 18.01  Standard Terms.........................................   71
     SECTION 18.02  Ratification of Standards Terms........................   71
     SECTION 18.03  Amendment..............................................   71
     SECTION 18.04  Counterparts...........................................   72
     SECTION 18.05  Governing Law..........................................   72
     SECTION 18.06  Severability of Provisions.............................   72
     SECTION 18.07  REMIC Treatment........................................   73

                                     (iii)

          REFERENCE AGREEMENT dated as of ________________, 199_ (the "Reference Agreement") among ASSET BACKED SECURITIES CORPORATION, a Delaware corporation,
as depositor (the "Depositor"), [NAME OF MASTER SERVICER], a [           ]
corporation, as master servicer (the "Master Servicer") and [NAME OF TRUSTEE], a
[              ] corporation, as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Trustee").

                             PRELIMINARY STATEMENT

          The Depositor has duly authorized the execution and delivery of this Reference Agreement (which incorporates by reference herein the Standard Terms and Conditions of Pooling and Servicing (the "Standard Terms") attached hereto), to provide for the issuance of its Conduit Mortgage Pass-Through Certificates, Series issued as provided herein and delivered by the Trustee to the Depositor, as provided hereunder. The Reference Agreement, incorporating the Standard Terms, is sometimes referred to herein as the Agreement, all references herein to Sections and Articles shall mean the Sections and Articles of the Reference Agreement or the Standard Terms, as the context may require, and capitalized terms used herein shall have the meanings ascribed to them in the Standard Terms or the Reference Agreement. The Depositor is the owner of the Mortgage Assets (as hereinafter defined) and the other property being conveyed by it to the Trustee as part of the Trust Fund (as hereinafter defined) and has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Trust Fund. By the execution and delivery of this Agreement, the Depositor has agreed that it will elect to treat the Trust Fund as, and that the affairs of the Trust Fund shall be conducted so as to qualify as, a "real estate mortgage investment conduit" (a "REMIC") pursuant to
Section 860D of the Internal Revenue Code of 1986 (the "Code"). All covenants and agreements made by the Depositor herein and in the Standard Terms are for the benefit and security of the Certificateholders. The Depositor is entering into this Agreement and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                WITNESSETH THAT:

          In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE XI

                                THE CERTIFICATES

SECTION 11.01  Designation.
               -----------

          The Certificates shall be designated generally as the Conduit Mortgage Pass-Through Certificates, Series A. The Multi-Class Certificates shall be designated generally as the Multi Class Conduit Mortgage Pass-Through Certificates, Series A. The Residual Certificates shall be designated as the Residual Certificates, Series A. [The Multi-Class Certificates are Sequential Distribution Certificates.] [The Class A-3 and Class A-4 Certificates are Sequential Distribution Certificates.]

SECTION 11.02  Conveyance of Trust Fund;  Issuance of
             Certificates; REMIC Election and Designation.
             ---------------------------------------------

          (a) In exchange for the Certificates, the Depositor hereby delivers to the Trustee, without recourse, for the benefit of all present and future Holders of the Certificates, all of the Depositor's right, title and interest in and to (a) the Mortgage Loans listed in Schedule I to this Agreement, which the Depositor causes to be delivered to the Trustee, together with the Mortgage Files relating thereto and the other property in respect thereof, and the proceeds thereof payable after the Cut-off Date net of any amounts payable to the Servicers and the Master Servicer in accordance with the provisions of the Standard Terms, as specified in Section 2.01, (b) the Mortgage Certificates listed on Schedule I hereto, and all distributions on such Mortgage Certificates payable to holders of record after the Cut-off Date, as specified in Section 12.04, (the Mortgage Loans and the Mortgage Certificates are hereinafter collectively referred to as the "Mortgage Assets") (c) funds held from time to time in the Custodial Account, net of any amounts payable to the Master Servicer, as provided herein, (d) the Depositor's rights under the Warranty and Sub-servicing Agreements and the Servicing Agreements with respect to the Mortgage Loans listed on Schedule I hereto, (e) the Certificate Account, including all income from the investment of funds therein, (f) the Reserve Fund, including all income from investment of funds therein, (g) the Buy-Down Fund, including all income from the investment of funds therein, (h) the GPM Fund, including all income from the investment of funds therein, (i) the Pool Insurance Policy and the proceeds thereof, as provided in Section 3.13, (j) the Special Hazard Insurance Policy and the proceeds thereof, as provided in Section

3.14, (k) the Mortgagor Bankruptcy Bond and the proceeds thereof, as provided in
Section 3.15 and (1) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

          The Trustee acknowledges the transfer and assignment to it of the Mortgage Assets and the delivery of the Mortgage Files relating to the Mortgage Loans to it (or, with respect to Mortgage Loans subject to a Custodial Agreement, to the respective Custodian on its behalf) and the Mortgage Certificates and the other property included in the Trust Fund, all to the extent provided above and in Section 2.01, and, concurrently with such delivery, has delivered to or upon the order of the Depositor, in exchange for Certificates duly authenticated and duly executed by the Trustee in authorized denominations evidencing the entire ownership of the Trust Fund.

          (b) The Depositor agrees that it will, and is hereby authorized and directed to, elect to treat the Trust Fund as a REMIC within the meaning of section 860D of the Code. Such election shall be included in the partnership information return to be filed by the Depositor on behalf of the REMIC constituted by the Trust Fund for its first taxable year, which will be its first Fiscal Year.

          (c) The Residual Certificates are being issued in a single Class and are hereby designated by the Depositor as constituting in the aggregate the sole class of "residual interests" in the Trust Fund for purposes of section 860G(a)(2) of the Code.

          (d) The Delivery Date is hereby designated as the "start-up day" of the REMIC constituted by the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

          (e) After the Delivery Date, the Trustee shall not accept any contribution of assets to the Trust Fund unless it has first received a REMIC Qualification Opinion with respect to the inclusion of such assets in the Trust Fund.

SECTION 11.03  Delivery of Documents.
               ---------------------

          In connection with the foregoing conveyance, the creation of the Trust Fund and the issuance of the Certificates pursuant to Section 11.02, the Depositor hereby delivers to and/or deposits with the Trustee the following documents, instruments and property related to the Multi-Class Certificates and the Residual Certificates:

          (1)  Opinion of Counsel.  Opinion(s) of Counsel (in which such counsel
               ------------------
is entitled to rely upon certificates, opinions or representations as to matters of fact by Authorized Officers of the Depositor or the Trustee and governmental officials and, as to matters involving the laws of any state other than the state in which such counsel is admitted to practice, upon an Opinion of Counsel satisfactory to the Trustee) addressed to the Trustee to the effect that:

             (a) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement;

             (b) assuming due execution and delivery thereof by the Trustee, this Agreement, as executed and delivered by the Depositor, is the valid, legal and binding obligation of the Depositor, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors' rights generally and to general principles of equity;

             (c) the Certificates, assuming that they have been duly and validly authorized, executed, delivered and issued by the Trustee, will, when authenticated by the Certificate Registrar pursuant to this Agreement and delivered to or upon the order of the Depositor by valid, legal and binding instruments, entitled to the benefits of this Agreement;

             (d) immediately prior to the conveyance thereof to the Trustee, the Depositor had the corporate power and authority to convey the Mortgage Assets and other property included in the Trust Fund to the Trustee pursuant to this Agreement;

             (e) such action has been taken with respect to delivery of possession of the Mortgage Assets and other property included in the Trust Fund on the Closing Date and with respect to the execution and delivery of all requisite documents as is necessary to make effective the conveyance of such property to the Trustee, with either the details of such action being necessary to make such conveyance effective stated therein;

             (f) the Depositor has effectively conveyed to the Trustee all of its right, title and interest in and to the Mortgage Assets and other property included in the Trust Fund on the Delivery Date;

             (g) this Agreement is not required to be qualified under the TIA; the Trust Fund created by this Agreement is not required to be registered under the Investment Company Act of 1940, as amended; the Registration Statement is effective under the Securities Act of 1933, as amended (the "Securities Act"), and to the best of such counsel's knowledge, no stop order suspending such effectiveness has been issued; [and the offer and sale of the Residual Certificates is a transaction not required to be registered under the Securities Act];

             (h) no consent, approval, authorization or order of any state or Federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the acquisition of Certificates and such other approvals as have been obtained;

             (i) the issue and sale of the Certificates and the fulfillment of the terms of this Agreement do not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the certificate of incorporation or bylaws of the Depositor, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound, or any statute or regulation applicable to the Depositor or, to the knowledge of such counsel, any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and

             (j) assuming compliance with the pertinent provisions of this Agreement, the Trust Fund will qualify to be treated as a REMIC under the Code; the Multi-Class Certificates will be treated as "regular interests" in such REMIC; and the Residual Certificates will be treated, in the aggregate, as the single Class of "residual interests" in such REMIC.

          (2)  Accountant's Letter.  A letter, addressed to the Trustee, of a
               -------------------
     firm of Independent Accountants of recognized national reputation to the effect that:

          (a) they have performed the following procedures (which need not constitute an examination in accordance with generally accepted auditing standards):

          (i) they have read Schedule I to this Agreement, and in the case of Mortgage Certificates listed thereon, have examined each such Mortgage Certificate, and have compared the pool number, original principal amount, Maturity Date and coupon rate set forth in each such Mortgage Certificate, to the corresponding item in such Schedule I;

         (ii) they have computed the principal balance of each Mortgage Certificate as of the date as of which such balance is set forth in such Schedule I, using a pool balance and factor reference source (specified in such letter), or, in the event that no such pool balance and factor reference source is available, on the basis of information supplied by the Servicer of such Mortgage Certificate;

        (iii) they have compared the principal balance computed by them for each such Mortgage Certificate as described in paragraph (ii) above to the principal balance thereof shown on such Schedule I;

         (iv) they have read Schedule I to this Agreement, and, in the case of the Mortgage Loans listed thereon, have verified the accuracy of the information contained in Schedule I with respect to such Mortgage Loans by comparing such information to data contained in selected mortgage files and by reference to such other sources as shall be specified in such letter;

          (v) they have compared the outstanding principal balance of each Mortgage Loan as of the date as of which such balances are set forth in such Schedule I, information supplied by the Servicer of such Mortgage Loan;

         (vi) they have examined each other asset, if any, included in the Trust Fund and have compared (to the extent applicable) the principal amount, interest rate and maturity date thereof and other information with respect thereto to the information with respect to such asset set forth in Article XI;

        (vii) using the formula and methodology specified in the applicable definition of "Asset Value" in Article XI of this Agreement, and the assumptions set forth in Section 12.02 hereof, they have calculated the aggregate of the Asset Values for all of the Mortgage Assets and have compared the total of the Asset Values for the Trust Fund calculated by the Depositor to the aggregate of the Asset Values calculated by them to the Aggregate Initial Stated Principal Balance of the Certificates proposed to be authenticated and delivered;

       (viii) in accordance with the provisions of Section 12.02 hereof, they have computed the amount of cash that will be deposited in the Certificate

                 Account during each Due Period (or on or prior to the Distribution Date immediately following the end of each such Due Period) as a result of:

             (A) the distributions due and payable on such Mortgage Assets during each such Due Period;

             (B) the amount, if any, to be deposited in the Certificate Account on the Delivery Date pursuant to Section 11.03(9) hereof;

             (C) the amounts, if any, of the GPM Shortfalls or GPM Prepayment
                 Shortfalls available to be withdrawn from the GPM Fund and deposited in the Certificate Account on or prior to the Distribution Date immediately following the end of each such Due Period pursuant to Section 17.01 hereof;

             (D) the amounts, if any, of the Buy-Down Shortfalls available to be withdrawn from the Buy-Down Fund and deposited in the Certificate Account on or prior to the Distribution Date immediately following the end of each such Due Period pursuant to Section 17.08 hereof; and

             (E) all other amounts available for such purpose and required hereby or by Article XI to be deposited in the Certificate Account on or prior to the Payment Date immediately following the end of each such Due Period;

         (ix) in accordance with Section 12.02 hereof, they have computed the income that can be earned and deposited in the Certificate Account in each Due Period through the reinvestment of each of the amounts described in paragraph (viii) above;

          (x) if applicable, they have computed the scheduled reductions in Asset Value, if any, for each month for each Due Period and the amount required to be deposited by the Depositor on the Closing Date in the GPM Fund and Buy-Down Fund pursuant to Sections 11.03(11) and 11.03(10) hereof, respectively;

         (xi) they have computed the Requisite Amount of the Reserve (to the extent each such amount is applicable to such Certificates) and the amounts, if any, required to be deposited by the Depositor on the Closing Date in the Reserve Fund in respect of such amount pursuant to Section 11.03(12); and

        (xii) on the assumption that the aggregate of the amounts computed by them pursuant to paragraphs (viii) through (x) above is the aggregate of the amounts that will actually be deposited in the Certificate Account in each Due Period and that such amounts are applied, in accordance with the terms hereof, to distributions of interest on and in reduction of the Aggregate Stated Principal Balance of the Multi-Class Certificates proposed to be authenticated and delivered, they have computed the amounts to be distributed with respect to interest on and in reduction of Aggregate Stated Principal Balance of the Multi-Class Certificates on each Distribution Date for such Certificates, using the Assumed Maximum Interest Rate (in the case of Certificates subject to Special Distributions, such calculations may be based upon the assumption that Special Distributions are made on any one or more Special Distribution Dates); and

          (b) based upon the above-specified procedures, such firm has determined that:

          (i) the information set forth on Schedule I, which was read by them as described in paragraphs (a)(i) and (a)(iv) above, accurately reflects the terms of each Mortgage Asset (subject, in the case of Mortgage Certificates, to the accuracy of the pool factors set forth in the reference source used by them, and, in the case of Mortgage Loans, the degree of certainty specified in such letter) and the information with respect to any other assets included in the Trust Fund set forth in Article XI which was read by them as described in paragraph (a)(vi) above, accurately reflects the terms of such assets;

         (ii) the aggregate of the Asset Values for the Trust Fund calculated by the Depositor does not exceed the aggregate of the Asset Values for the Trust Fund calculated by them in accordance with the terms of this Agreement and the aggregate of the Asset Values calculated by them for the Trust Fund is not less than the Aggregate Initial Stated Principal Balance of the Certificates proposed to be authenticated and delivered;

        (iii) the Depositor's calculations of the aggregate of the amounts described in clauses (a)(viii) and (a)(ix) above and of each amount described in clauses (a)(x) through (a)(xii) above agree with the results of their calculations of such amounts and are mathematically correct;

         (iv) for each Due Period, the aggregate of the amounts described in clauses (a)(viii), (a)(ix), (a)(x) and (a)(xi) above as calculated by the Depositor and as computed by them equals or exceeds the aggregate amount distributable with respect to interest on and in reduction of Aggregate Outstanding Stated Principal Balance of the Multi-Class Certificates on the following Distribution Date (and, if applicable, on each Special Distribution Date within such Due Period), as set forth in the Depositor's calculations of the amounts described in clause (a)(xii) above and in their calculations of such amounts; and

          (v)    the Depositor's calculations of the amounts described in clause
                 (a)(xii) above indicate that the aggregate of such anticipated distributions in reduction of Aggregate Outstanding Stated Principal Balance of each Class of such Multi-Class Certificates distributable on each Distribution Date (and, if applicable, on any Special Distribution Date) is an amount sufficient to reduce the Aggregate Outstanding Stated Principal Balance of each such Class to zero on or before the Final Scheduled Distribution Date.

          (3)    The Mortgage Certificates.  The Mortgage Certificates included
                 -------------------------
     in the Trust Fund, which Mortgage Certificates have been registered in the name of the Trustee prior to the Closing Date (or if requested by the Trustee, in the name of its nominee).

          (4)    The Mortgage Loans.  All of the Mortgage Loans included in the
                 ------------------
     Trust Fund, in the manner specified in Section 2.01.

          (5)    Mortgagor Bankruptcy Bond, Performance Bond, Special Hazard
                 -----------------------------------------------------------
     Insurance Policy and Pool Insurance Policy.  Evidence of the execution and
     ------------------------------------------
     delivery of the Mortgagor Bankruptcy Bond, the Performance Bond and of the issuance of the Special Hazard Insurance Policy and the Pool Insurance Policy.

          (6)    Officers' Certificate of Insurers and Pool Insurers.  An
                 ---------------------------------------------------
     Officers' Certificate of the Pool Insurer, to the effect that the Insurance Policy issued by such Insurer is in full force and effect, subject to its terms and conditions, with respect to the Mortgage Loans specified in such Officers' Certificate; an Officers' Certificate of the Special Hazard Insurer and the issuer of the Mortgagor Bankruptcy Bond, to the effect that the Insurance Policy issued by such Insurer is in full force and effect, subject to its terms and conditions, with respect to the Mortgage Loans specified in such Officers' Certificate; and an Officers' Certificate of the issuer of the Performance Bond to the effect that the Performance Bond is in full force and effect with respect to the obligations of the Master Servicer under this Agreement.

          (7)  Opinion of Counsel for Insurers.  An Opinion of Counsel for each
               -------------------------------
     Insurer dated the Delivery Date, to the effect that:

          (a) the Insurer is duly organized, validly existing under the laws of the state of its incorporation, is duly qualified to do business in all jurisdictions where the nature of its operations as contemplated by the Insurance Policy issued by such Insurer legally requires such qualification, and has the power and authority (corporate and other) to issue, and to take all action required of it under, such Insurance Policy;

          (b) the execution, delivery and performance by the Insurer of the Insurance Policy issued by such Insurer has been duly authorized by all necessary corporate action on the part of the Insurer, and under present law does not and will not contravene any law or governmental regulation or order presently binding on the Insurer or the charter or the by-laws of the Insurer or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Insurer is a party or by which the Insurer is bound;

          (c) the execution, delivery and performance by the Insurer of the Insurance Policy does not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or other governmental agency or authority which has not previously been effected; and

          (d) the Insurance Policy issued by such Insurer has been duly issued and constitutes a legal, valid and binding agreement of the Insurer, enforceable against the Insurer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights general by or by general principles of equity.

          (8)  Opinion of Counsel to the Master Servicer.  An Opinion of Counsel
               -----------------------------------------
     to the Master Servicer, dated not later than the date of the Delivery Date, to the effect that:

          (a) the Master Servicer is a duly organized and validly existing corporation in good standing under the laws of Delaware; the Master Servicer is duly qualified to do business as a foreign corporation in and is in good standing under the laws of each jurisdiction where the nature of its operations as contemplated by this Agreement requires such qualification;

          (b) the Master Servicer has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of the Master Servicer and (i) do not conflict with or result in, or will not conflict with or result in, a breach of the certificate of incorporation or bylaws of the Master Servicer, or, to such counsel's knowledge, any of the provisions of any indenture, mortgage, contract or other instrument to which the Master Servicer is a party or by which it is bound or (ii) do not result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instruments; and

          (c) this Agreement constitutes a legal, valid and binding agreement of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, subject, as to enforceability, to the effect thereon of applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and to principles of equity.

          (9) Initial Certificate Account Deposit.  Cash in the amount $_______
              -----------------------------------
     to be deposited in the Certificate Account as part of the Trust Fund and applied in accordance with Section 17.04.

          (10)  Initial Buy-Down Fund Deposit.  Cash, a Letter of Credit or
                -----------------------------
     Eligible Investments in the amount of $_______ to be deposited in the Buy-Down Fund as part of the Trust Fund, to be applied in accordance with
     Section 17.03.

          (11)  Initial GPM Fund Deposit.  Cash, a Letter of Credit or Eligible
                ------------------------
     Investments in the amount of $______ to be deposited in the Buy-Down Fund as part of the Trust Fund, to be applied in accordance with Section 17.01.

          (12)  Initial Reserve Fund Deposit.  Cash, a Letter of Credit or
                ----------------------------
     Eligible Investments in the amount of $_______ to be deposited in the Reserve Fund as part of the Trust Fund, to be applied in accordance with
     Section 17.02.

          (13)  Reinvestment Agreement.  The Reinvestment Agreement attached
                ----------------------
     hereto as Exhibit ____.

          The Trustee shall hold that portion of the Trust Fund, other than the Mortgage Files, delivered to the Trustee on the Delivery Date consisting of Instruments (as such term is defined in Section 9-105 (i) of the Uniform Commercial Code as in effect on the date hereof) in the State of New York, and may not remove such Instruments from the State of New York, unless it receives an Opinion of Counsel that after such transfer, the Trustee will continue to possess a perfected first priority security interest in such Instrument.

SECTION 11.04  Forms Generally.
               ---------------

          The Certificates and the Certificate Registrar's certificate of authentication shall be in substantially the forms set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Trustee's or the Depositor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

          The definitive Multi-Class Certificates shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Multi-Class Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof. The definitive Residual Certificates may be produced in any manner permitted for the definitive Multi-Class Certificates or may be typewritten, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

SECTION 11.05  Aggregate Initial Stated Principal Balance;
               Final Scheduled Distribution Date; Classes;
               Terms.
               ------------------------------------------

          (a) The Aggregated Initial Stated Principal Balance of the Multi-Class Certificates is $_______. Such Aggregate Initial Stated Principal Balance shall be divided among four Classes having the designations, Initial Stated Principal Balances, Interest Rates, Final Scheduled Distribution Dates and Initial Reduction Dates as follows:


                      Initial                   Final
                      Stated                    Scheduled     [Initial
                      Principal Interest        Distribution  Reduction
Designation           Balance   Rate            Date          Date]
- -----------           --------- --------        ------------  ---------
Class A-1             $         [Variable/1/]
Class A-2             $         [Variable/2/]
Class A-3/2/          $              %
Class A-4/3/(/4/)     $              %

Any distributions of interest and in reduction of Outstanding Stated Principal Balance shall be made on the Multi-Class Certificates as provided in Section
11.07. [The Interest Rate on the Variable Rate Certificates shall be determined as provided in Section 11.06.]

          (b) Residual Certificates authenticated and delivered under this Agreement shall evidence Percentage Interests aggregating 100% of the beneficial ownership of the Residual, except for Residual Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Residual Certificates pursuant to this Agreement. Any distributions on the Residual Certificates shall be made on each Distribution Date in an aggregate amount equal to the Residual Distribution Amount. Provided that no Deficiency Event shall have occurred and be continuing, the Holder of a Residual Certificate shall be entitled to receive an amount equal to the


- ------------------
/1/ [The Class A-1 Certificates shall be Variable Rate Certificates and shall bear interest at the per annum rate of _____% through ____________, 199_, and thereafter at a variable rate of ___________ of _____% above LIBOR, determined [quarterly] as set forth in Section 11.06 of this Reference Agreement, subject to the Maximum Variable Interest Rate.]

/2/ [The Class A-2 Certificates shall be Variable Rate Certificates and shall bear interest at the per annum rate of _____% through _________, 199_, and thereafter at a variable per annum rate equal to _____% - (_________ x LIBOR), determined [quarterly] as set forth in Section 11.06 of this Reference Agreement, subject to the Minimum Variable Interest Rate.]

/3/ Fixed Rate Certificates.

/4/ Compound Interest Certificates.

Percentage Interest evidenced by such Residual Certificate in the Residual Distribution Amount.

          [No transfer of a Residual Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or unless such transfer is made in accordance with the Securities Act and such laws. In the event that such a transfer is to be made within three years from the Delivery Date (i) the Trustee or the Depositor may require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and state laws or is being made pursuant to the Securities Act and state laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor, and (ii) the Trustee shall require the transferee to execute an investment letter, certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Residual Certificate desiring to effect such transfer shall, and by the acceptance of such Certificate does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. The Residual Certificates shall have no principal amount and no stated interest rate.]

SECTION 11.06    LIBOR Calculation.
                 -----------------

          (a) Commencing __________, 199_, interest distributions will be made on the Variable Rate Certificates at the rate determined by [the "Trustee"] on the basis of the London interbank offered rate quotations for [three-month] Eurodollar deposits ("LIBOR") provided by _______, ________, and ___________, (the initial "Reference Banks"). The [Trustee] will determine LIBOR for each Variable Rate Interest Accrual Period on the Interest Rate Determination Date for such Variable Rate Interest Accrual Period.

          (b) The determination of the Interest Rate borne by the Variable Rate Certificates shall be made in accordance with the following provisions:

          (i) On each Interest Rate Determination Date, [the Trustee] shall determine LIBOR on the basis of quotations provided by the Reference Banks as of 11:00 a.m. (London Time) as such quotations appear on the Reuters screen LIBO Page (as defined in the International SWAP Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for SWAPs, 1986 edition). LIBOR as determined by [the Trustee] shall be the arithmetic mean of such quotations, such arithmetic mean rounded upward, if necessary, to the nearest multiple of ____ of 1.00%.

         (ii) If, on any Interest Rate Determination Date, at least two but fewer than all of the Reference Banks provide quotations, LIBOR will be determined in accordance with (i) above on the basis of the offered quotations of those Reference Banks providing such quotations.

        (iii) If, on any Interest Rate Determination Date, only one or none of the Reference Banks provides [the Trustee] with such offered quotations, LIBOR shall be the higher of:

               (A) LIBOR as determined on the previous Interest Rate Determination Date; and

               (B) the Reserve Interest Rate. The "Reserve Interest Rate" will be 1/4 of 1.00% above the rate per annum (rounded upward as aforesaid) that [the Trustee] determines to be either (x) the arithmetic mean of the offered quotations that leading banks in New York City selected by [the Trustee (after consultation with the Depositor, if practicable)] are quoting on the relevant Interest Rate Determination Date for [three-] month Eurodollar deposits to the principal London office of each of the Reference Banks or those of them (being at least two in number) to which such offered quotations are, in the opinion of [the Trustee], being so made or (y) in the event that [the Trustee] can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in New York City selected by [the Trustee (after consultation with the Depositor, if practicable)] are quoting on such Interest Rate Determination Date to leading European banks for [three-month] Eurodollar deposits; provided, however, that
                                                       --------  -------
          if the banks selected as aforesaid by [the Trustee] are not quoting as mentioned above, LIBOR for such Variable Rate Interest Accrual Period shall be as specified in (A) above.

         (iv) In no event will the Variable Interest Rate borne by the Class A-1 Certificates exceed the Maximum Variable Interest Rate.

          (v) In no event will the Variable Interest Rate borne by the Class A-2 Certificates exceed the Minimum Variable Interest Rate.

          (c) Each Reference Bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by or be under common control with, the Depositor and shall have an established place of business in London.

          (d) Promptly after each Interest Rate Determination Date, the Trustee shall cause the Interest Rate for the Variable

Rate Interest Accrual Period following such Interest Rate Determination Date to be published in an English language newspaper of general circulation published each business day in New York City. In addition, the Trustee shall provide telephonic advice from the Corporate Trust Office to Certificateholders of such Interest Rate applicable to the then current and the immediately preceding Variable Rate Interest Accrual Periods.]

SECTION 11.07  Distributions.
               -------------

          Distributions made to the Holders of the Multi-Class Certificates shall be made in the following order of priority. On each Distribution Date, the Trustee shall, to the extent funds are available in the Certificate Account therefor, make distributions to the Holders of the Class A-1 Certificates in an amount equal to the Interest Distribution Amount for such Class, then it shall make a distribution to the Holders of the Class A-2 in an amount equal to the Interest Distribution Amount for such Class, then to the Holders of the Class A-3 Certificates in an amount equal to the Interest Distribution Amount for such Class and then to the Holders of the Class A-4 Certificates in an amount equal to the Interest Distribution Amount for such Class; provided, however, that no distributions of any Interest Distribution Amounts shall be made on any Class A-4 Certificate until after its Accretion Termination Date. Prior to the Accretion Termination Date, the Interest Distribution Amount for the Class A-4 Certificates will be added to the Outstanding Stated Principal Balance of such Class A-4 Certificates. the aggregate amount of each distribution in reduction of Outstanding Stated Principal Balance on Multi-Class Certificates will be equal to the Stated Principal Distribution Amount. [On each Distribution Date, after distribution of the Interest Distribution Amount for each Class of Multi-Class Certificates, the Stated Principal Distribution Amount shall be allocated ___% to the Class A-1 Certificates, ____% to the Class A-2 Certificates , and
____% to the Class A-3 Certificates. On the Distribution Date on which the Outstanding Stated Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, and on each Distribution Date thereafter, the Trustee shall distribute (after, in the case of the Distribution Date on which the Outstanding Stated Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, applying amounts in the Certificate Account in respect of the Stated Principal Distribution Amount to such reduction) the Stated Principal Distribution Amount to the Holders of the Class A-4 Certificates until the Outstanding Stated Principal Balance thereof has been reduced to zero.] [On each Distribution Date, after distribution of the Interest Distribution Amount for each Class of Multi-Class Certificates, the Stated Principal Distribution Amount shall be distributed to the Holders of the Multi-Class Certificates in the order of their Final Scheduled Distribution Dates. Each such distribution to a Class of Multi-Class Certificates shall not exceed the aggregate

Outstanding Stated Principal Balance of such Class. Any excess shall be distributed on such Distribution Date to the Class of Multi-Class Certificates having the next earliest Final Scheduled Distribution Date and so on until the Stated Principal Distribution Amount is distributed. On each succeeding Distribution Date, the Trustee shall distribute to the Class of Multi-Class Certificates to which distributions in reduction of Outstanding Stated Principal Balance are currently being made an amount equal (after distribution of the Aggregate Interest Distribution Amount for such Distribution Date) to the Stated Principal Distribution Amount, if any, until distributions have been made to the Holders of the Multi-Class Certificates of such Class in an aggregate amount equal to the Initial Stated Principal Balance of such Class (or in the case of a Compound Interest Certificate, the Compound Value of such Compound Interest Certificates) and continue to make such distributions on each Distribution Date until distributions have been made to each Holder of a Multi-Class Certificate in an amount equal to the Initial Stated Principal Balance of such Certificate (or in the case of Compound Interest Certificate, the Compound Value of any Compound Interest Certificate).] Distributions in reduction of Outstanding Stated Principal Balance to a particular class shall be made on a pro rata basis among the Certificates of such Class.

          On each Distribution Date, provided that no Deficiency Event shall have occurred or be continuing, the amount, if any, remaining in the Certificate Account shall be distributed in accordance with the provisions of Section 13.01.

          Notwithstanding the foregoing, in the event that a Deficiency Event has occurred and is continuing, distributions on the Certificates shall be made in the manner specified in Article XVI hereof.

SECTION 11.08  Place and Notice for Final Distribution in Reduction of
                                                          ------------
               Outstanding Stated Principal Balance.
               ------------------------------------

          (a) The final distribution in reduction of Outstanding Stated Principal Balance of each Multi-Class Certificate on any Distribution Date, Optional Termination Date or Special Distribution Date shall be distributable upon presentation and surrender thereof at the office or agency of the Trustee maintained for such purposes in the Borough of Manhattan, City and State of New York.

          (b) Notice of final distribution in reduction of Outstanding Stated Principal Balance of any Certificate on any Distribution Date, Optional Termination Date or Special Distribution Date shall be mailed no later than the ______ day prior to the applicable Distribution Date or Optional Termination Date, or the fifth day prior to the applicable Special Distribution Date, as the case may be.

SECTION 11.09  Denominations.
               -------------

          The Multi-Class Certificates are issuable in minimum denominations of $____ and in multiples of $_____ in excess thereof (in each case expressed in terms of the Initial Stated Principal Balance thereof at the Delivery Date). The Residual Certificates shall have no principal denomination.

SECTION 11.10  Distribution Dates.
               ------------------

          The Distribution Dates for the Certificates are [_________, _______________, ______________, and _____________, of each year, commencing on
____________, 1987.]

SECTION 11.11  Regular Record Dates.
               --------------------

          [The Regular Record Date for each Distribution Date will be the close of business on the [last] Business Day [of the [second] month] preceding the applicable Distribution Date. [The Record Date for the Variable Rate Certificates will be the close of business on the ______ Business Day of the month in which the applicable Distribution Date occurs. The Record Date for the Fixed Rate Certificate will be the close of business on the ______Business Day of the month in which the applicable Distribution Date occurs.]

SECTION 11.12  Special Record Dates.
               --------------------

          The Special Record Date for each Special Distribution Date will be the close of business on the [last] Business Day [of the [second] month] preceding the applicable Special Distribution Date. [The Special Record Date for the
Variable Rate Certificates will the close of business on the [    ] Business Day
of the [      ] month in which the applicable Special Distribution Date occurs.
The Special Record Date for the Fixed Rate Certificates will be the close of business on the _____Business Day of the month in which the applicable Special Distribution Date occurs.]

SECTION 11.13  Early Termination.
               -----------------

          On any Distribution Date on or after the [later] of ______ or the date on which the Outstanding Stated Principal Balance of the [Class A-3] Certificates has been reduced to zero, or on any Distribution Date on which the Principal Balance of the Mortgage Assets is less than 10% of the Principal Balance of the Mortgage Assets included in the Trust Fund on the Cut-off Date, the Mortgage Assets may be repurchased, at the option of the Depositor, in whole, but not in part, in the manner and at the Repurchase Price provided in
Article XIV.

SECTION 11.14  Wire Transfer Eligibility.
               -------------------------

SECTION 11.15  Required Rating.
               ---------------

          The Certificates shall have been rated "___" by [______________].

SECTION 11.16  Pool Insurance Policy.
               ---------------------

          A specimen of the Pool Insurance Policy with respect to the Mortgage Loans is attached hereto as Exhibit B. The Pool Insurer is
____________________, a _________ corporation.

SECTION 11.17  Special Hazard Insurance Policy.
               -------------------------------

          A specimen of the Special Hazard Insurance Policy with respect to the Mortgage Loans is attached hereto as Exhibit C. The Special Hazard Insurer is _____________________, a _____________ corporation.

SECTION 11.18  Mortgagor Bankruptcy Bond.
               -------------------------

          A specimen of the Mortgagor Bankruptcy Bond with respect to the Mortgage Loans is attached hereto as Exhibit D. The Mortgagor Bankruptcy Bond has been issued by ________________, a __________ corporation.

SECTION 11.19  Servicing Agreements; Warranty and Subservicing Agreements.
               ----------------------------------------------------------

          The Servicing Agreements and Warranty and Subservicing Agreements with respect to the Mortgage Loans included in the Trust Fund are listed on Schedule II hereto.

SECTION 11.20  Custodial Agreements.
               --------------------

          The Custodial Agreements with respect to the Mortgage Loans included in the Trust Fund are listed on Schedule III hereto.

SECTION 11.21  Distribution of Excess Cashflow on the Multi-Class Certificates.
               ---------------------------------------------------------------

          On each Distribution Date, __% of the Excess Cash Flow shall be applied to distributions in reduction of Outstanding Stated Principal Balance of the Multi-Class Certificates and shall be considered, for all purposes hereof, as an addition to the related Stated Principal Distribution Amount.

SECTION 11.22  Certain Defined Terms.
               ---------------------

          Article One of the Standard Terms and Article XII hereof provide that the meaning of certain defined terms used in this Agreement shall, when applied to a particular Series of

Certificates, be as defined herein. With respect to such Certificates, the following definitions shall apply:

          "Accretion Termination Date":  The Distribution Date on which
           ---------------------------
Outstanding Stated Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero.

          "Accrual Date:  [         , 199_, the date upon which interest begins
           ------------
to accrue on the Multi-Class Certificates, as specified herein, such Date being specified on the face of such Multi-Class Certificates.] [With respect to the Class A-1 and Class A-2 Certificates, ____________, 199_; with respect to the Class A-3 and Class A-4 Certificates, _________, 199_.]

          "Asset Value":  [The Principal Balance of the Mortgage Assets.]  With
           -----------
respect to each Mortgage Asset Group included in the Trust Fund, an amount equal to, as of the date of determination, the lesser of (i) the present value through the earlier of the Final Scheduled Distribution Date of the Class of Multi-Class Certificates having the latest Final Scheduled Distribution Date or the Distribution Date next succeeding the Maturity Date of the latest maturing Mortgage Asset in such Mortgage Asset Group of the stream of remaining scheduled principal and interest payments (including the amount of cash to be deposited in the Certificate Account pursuant to Section ______ hereof), based upon fully amortizing the Outstanding Mortgage Asset Amount thereof as of the most recent Principal Determination Date to the Maturity Date of the latest maturing Mortgage Asset in such Mortgage Asset Group, assuming no prepayments of principal, and calculated in accordance with Section 12.02 hereof, plus, in the case of GPM Assets valued on the basis of their respective maximum outstanding principal balances, the remaining scheduled distributions from the GPM Fund, plus, in the case of Buy-Down Assets, the remaining scheduled distributions from the Buy-Down Fund with respect to such Mortgage Assets together, in each case, with reinvestment income thereon at the Assumed Reinvestment Rate from the Assumed Deposit Date to the next succeeding Distribution Date, discounted with the same frequency as distributions are to be made on the Multi-Class Certificates at the rate of __% per annum, and (ii) the product of the Outstanding Mortgage Asset Amount of such Mortgage Asset Group as of the most recent Principal Determination Date and ________________.

          "Assumed Reinvestment Rate":  ___% per annum through ___________,
           -------------------------
199_, ___& per annum from __________, 199_ through _____________, 199_, and ___%
per annum thereafter.

          "Cut-off Date":  ____________ 1, 199_.
           ------------

          ["Deficiency Distribution Date":  The __ day of any month beginning
            ----------------------------
with the first date on which distributions following a Deficiency Event are to commence pursuant to Section

16.02, or 16.03 and ending, in the case of Section 16.02 with any curing of such Deficiency Event.]

          "Delivery Date":  ___________, 199__.
           -------------

          "Designated Interest Accrual Date":  [With respect to the Multi-Class
           --------------------------------
Certificates, the day preceding the day of the month that is a full month preceding the applicable Distribution Date or Special Distribution Date.] With respect to the Class A-1 and Class A-2 Certificates, the day preceding, and with respect to the Class A-3 and Class A-4 Certificates, the day preceding the day of the month that is a full month preceding, the applicable Distribution Date or Special Distribution Date.]

          "Due Period":  With respect to any current Distribution Date, the
           ----------
related Due Period shall be the period beginning immediately following the Due Period applicable to the preceding Distribution Date (or, in the case of the Due Period that is applicable to the first Distribution Date, beginning on the Delivery Date) and ending on the day prior to such Distribution Date.

          "Highest Interest Rate":  __% per annum.
           ---------------------

          "Interest Accrual Period":  With respect to the Multi-Class
           -----------------------
Certificates, the period from the prior Distribution Date (or, from the applicable Accrual Date in the case of the first Distribution Date) through the Designated Interest Accrual Date for such Class preceding the current Distribution Date or Optional Termination Date, as the case may be.

          ["Interest Rate Determination Date":  With respect to any Class of
            --------------------------------
Variable Rate Certificates, the ________ day prior to any Distribution Date or, if such day is not an International Business Day, the International Business Day prior thereto. The Interest Rate Determination Date is the date on which the Interest Rate at which interest will accrue on the Certificates of such Class during the next succeeding Variable Rate Interest Period is determined.]

          "Maximum Rate Assumption":  __%.
           -----------------------

          ["Maximum Variable Interest Rate":  __% per annum.]
            ------------------------------

          ["Minimum Variable Interest Rate":  __% per annum.]
            ------------------------------

          "Principal Determination Date":  The date of each month on which the
           ----------------------------
Outstanding Mortgage Asset Amount of a Mortgage Asset Group is determined so that its Asset Value can be computed. With respect to the Multi-Class Certificates, the Principal Determination Date is the first day of each month.

          ["Special Distribution Date":  The       day of each month, other than
            -------------------------
the month in which a Distribution Date occurs.]

          ["Special Distribution Determination Date":  The     day of the month
            ---------------------------------------
preceding the related Special Distribution Date.]

          "Termination Price":  With respect to any particular Certificate of a
           -----------------
Class of Multi-Class Certificates subject to early termination pursuant to
Section 14.01 hereof or following the final payment of the principal of all of the Mortgage Assets and the termination of this Agreement pursuant to Article IX hereof, an amount equal to 100% of the Outstanding Stated Principal Balance of such Multi-Class Certificate (in the case of any Compound Interest Certificate, the Compound Value thereof), together with interest on such Outstanding Stated Principal Balance at the applicable Interest Rate accrued through the Designated Interest Accrual Date preceding the Distribution Date on which such Optional Termination Date or final Distribution Date occurs.

SECTION 11.23  Applicability of Certain Provisions of Standard Terms.
               -----------------------------------------------------

          The provisions of Section 2.03(b) shall be applicable to the Certificates; the provisions of Sections 3.24 and 3.26 shall not be applicable to the Certificates.

                                  ARTICLE XII

                   DEFINITIONS RELATING TO THE CERTIFICATES;
                         ASSUMPTIONS AS TO TRUST FUND;
                             MORTGAGE CERTIFICATES

SECTION 12.01  Definitions.
               -----------

          Whenever used in this Agreement, the following words and phrases, unless the context requires otherwise, have the following meanings.

          "Account":  The Certificate Account, the Buy-Down Fund, the GPM Fund,
           -------
the Reserve Fund and any other fund or account established pursuant to the provisions of this Reference Agreement.

          "Accountants' Certificates":   A certificate of a firm of nationally
           -------------------------
recognized Independent certified public accountants.

          "Accrual Date":  The date on which interest begins to accrue on the
           ------------
Multi-Class Certificates, as specified in Article XI and on the face of such Certificates.

          "Accrual Distribution Amount":  Unless otherwise specified in Article
           ---------------------------
XI, with respect to any Distribution Date, the aggregate amount of interest that has accrued on the Compound Interest Certificates during the Interest Accrual Period immediately preceding such Distribution Date that is not then required to be distributed as provided herein and in Article XI.

          "Affiliate"  of any specified Person:  Any Person controlling or
           ---------
controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Aggregate Asset Value":  The sum of the Asset Values of the Mortgage
           ---------------------
Assets included in the Trust Fund on the date of determination.

          "Aggregate Initial Stated Principal Balance":  With respect to the
           ------------------------------------------
Multi-Class Certificates, the amount specified in Section 11.05.

          "Aggregate Outstanding Stated Principal Balance":  With respect to the
           ----------------------------------------------
Multi-Class Certificates, as of any particular date of calculation, the sum of
(i) the Compound Value of all Compound Interest Certificates, if any, outstanding on such date, and (ii) the aggregate of the Stated Principal Balances of all non-Compound Interest Certificates, if any, on such date.

          "ARCs" or "Ascending Rate Certificates":  A Class of Multi-Class
           -------------------------------------
Certificates that bears interest at one Interest Rate until the date on which such Certificates shall begin to bear a different Interest Rate, as specified in
Article XI.

          "Asset Proceeds":  With respect to any Mortgage Asset included in the
           --------------
Trust Fund, the amount paid to the holder of such Mortgage Asset in accordance with its terms.

          "Asset Value":  Unless otherwise specified in Article XI hereof, with
           -----------
respect to any Mortgage Asset Group included in the Trust Fund, an amount equal to, as of the date of such determination, the lesser of (a) the present value, through the earlier of the Final Scheduled Distribution Date of the Class of Multi-Class Certificates having the latest Final Scheduled Distribution Date or the Distribution Date next succeeding the Maturity Date of the latest maturing Mortgage Asset in such Mortgage Asset Group of the stream of remaining scheduled principal and interest payments on the Mortgage Assets in such Mortgage Asset Group, based upon fully amortizing the Outstanding Mortgage Asset Amount thereof as of the most recent Principal Determination Date through such Maturity Date, assuming no prepayments of principal and calculated in accordance with Section 12.02 hereof, plus, in the event that such Mortgage Asset is a GPM Asset valued on the basis of its maximum outstanding principal balance, the remaining scheduled distributions with respect to such GPM Asset from the GPM Fund, plus, if the Mortgage Asset is a Buy-Down Asset, the remaining scheduled distributions with respect to such Buy-Down Mortgage Asset from the Buy-Down Fund, together in each case with reinvestment income thereon at the Assumed Reinvestment Rate from the Assumed Deposit Date to the next succeeding Distribution Date, discounted with the same frequency as distributions required to be made on the Multi-Class Certificates at the Highest Interest Rate and (b) the product of the Asset Value Percentage and the Outstanding Mortgage Asset Amount of such Mortgage Asset Group. Reinvestment income shall not be calculated on any amounts in any Reserve Fund, GPM Fund or Buy-Down Fund that are funded by a Letter of Credit, unless such Letter of Credit has been drawn upon and the cash deposited in the Reserve Fund, GPM Fund or Buy-Down Fund.

          "Asset Value Percentage":  When used with respect to the Multi-Class
           ----------------------
Certificates, shall mean 100%, unless otherwise specified in Article XI.

          "Authorized Officer":  With respect to the Depositor, any officer of
           ------------------
the Depositor authorized to act for the Depositor in matters relating to this Agreement and the Trust Fund and whose name appears on a list of Authorized Officers furnished by the Depositor to the Trustee, as such list may be amended or supplemented from time to time.

          "Buy-Down Asset":  The Buy-Down Certificates and the Buy-Down Mortgage
           --------------
Loans included in the Trust Fund.

          "Buy-Down Certificate":  A Mortgage Certificate backed by buy-down
           --------------------
mortgage loans for which funds have been deposited in a buy-down fund to reduce the Mortgagor's monthly payments during the early period of such mortgage loan.

          "Buy-Down Fund":  The meaning specified in Section 17.03 hereof.
           -------------

          "Buy-Down Mortgage Loan":  A level payment Mortgage Loan for which
           ----------------------
funds have been deposited in escrow to reduce the Mortgagor's monthly payments during the early period of such Mortgage Loan.

          "Buy-Down Shortfall":  With respect to any Buy-Down Asset, for each
           ------------------
month, the sum of (1) the difference by which payments on such Buy-Down Asset are less than the monthly payment scheduled (in computing the Asset Value of such Buy-Down Asset) to be received from the related Mortgagors plus (2) interest at the applicable Assumed Reinvestment Rate on such difference from the applicable Due Date to the next Distribution Date.

          "Certificate Account":  The meaning specified in Section 17.04 hereof.
           -------------------

          "Certificate of Deposit":  A certificate of deposit satisfying the
           ----------------------
definition of Eligible Investment.

          "Class":  All of the Certificates having the same characteristics and,
           -----
in the case of Multi-Class Certificates, the same Interest Rate and same Final Scheduled Distribution Date as described herein.

          "Code":  The Internal Revenue Code of 1986, including any successor or
           ----
amendatory provisions.

          "Compound Interest Certificates":  Any Multi-Class Certificate on
           ------------------------------
which interest accrues and is added to the Outstanding Stated Principal Balance of such Multi-Class Certificate periodically as provided herein, but with respect to which distributions in reduction of Outstanding Stated Principal Balance are not made until the entire Stated Principal Balance of each Multi-Class Certificate having an earlier Final Scheduled Distribution Date has been reduced to zero, and with respect to which distributions of interest will not be made until (unless otherwise specified in Article XI) the first Distribution Date on which the entire Outstanding Stated Principal Balance of each Multi-Class Certificate having an earlier Final Scheduled Distribution Date has been reduced to zero.

          "Compound Value":  With respect to any Distribution Date, the Initial
           --------------
Stated Principal Balance of any Class of Compound Interest Certificates plus all amounts, if any, previously added to the Outstanding Stated Principal Balance thereof, compounded at the Interest Rate for such Class, and reduced by any distributions in reduction of Stated Principal Balance on any Certificates of such Class; with respect to any calculation on a date other than a Distribution Date, the Compound Value as of the immediately preceding Distribution Date, or (if prior to the first Distribution Date) the Initial Stated Principal Balance of such Class of compound Interest Certificates. The Outstanding Stated Principal Balance of any Compound Interest Certificate at any time will be equal to its Compound Value.

          ["Deficiency Distribution Date":  The day of any month specified in
            ----------------------------
Article XI, beginning with the first date upon which distributions following a Deficiency Event are to commence pursuant to Section 16.02 or Section 16.03 and ending, in the case of distributions pursuant to Section 16.02, with any curing of such Deficiency Event.]

          ["Deficiency Event":  The inability of the Trustee to distribute to
            ----------------
the Holders of one or more Classes of Multi-Class

Certificates in accordance with the terms thereof and of this Agreement:

               (i) on any Distribution Date, an amount at least equal to the Multi-Class Distribution Amount;

              (ii) on any Special Distribution Date, an amount at least equal to the Special Distribution Amount;

             (iii) on the Initial Reduction Date, if any, for a Class of Multi-Class Certificates, a distribution in reduction of Outstanding Stated Principal Balance of the Certificates of such Class; or

              (iv) on the Final Scheduled Distribution Date for a Class, an amount equal to the entire Outstanding Aggregate Stated Principal Balance of the Certificates of such Class, together with any Interest Distribution Amount applicable to such Class for the immediately preceding Interest Accrual Period;

in each case because of the insufficiency for such purposes of the funds then available in the Accounts.]

          "Delivery Date":  The date that Certificates are delivered to the
           -------------
original purchasers of such Certificates as specified in Article XI.

          "Depositor Order" or "Depositor Request":  A written order or request
           ---------------      -----------------
signed in the name of the Depositor by an Authorized Officer.

          "Designated Interest Accrual Date":  With respect to any Class of
           --------------------------------
Multi-Class Certificates, the date specified in Article XI preceding the applicable Distribution Date, Optional Termination Date or Special Distribution Date.

          ["Determination of Insufficiency":  As defined in Section 16.03.]
            ------------------------------

          ["Determination of Sufficiency":  As defined in Section 16.02.]
            ----------------------------

          "Distribution Date":  The dates specified in Article XI, on which
           -----------------
distributions on the Certificates will be made.

          "Distribution Date Statement":  As defined in Section 17.07(b).
           ---------------------------

          "Due Date":  Each date on which a payment whether of principal or
           --------
interest or both is due and payable to the Trustee or its nominee on a Mortgage Asset included in the Trust Fund.

          "Due Period":  With respect to each Distribution Date, the related Due
           ----------
Period shall be the period specified in Article XI.

          "Eligible Investments":  Any one or more of the following obligations
           --------------------
or securities:

               (i) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, FHLMC or FNMA shall be Eligible Investments only if, at the time of investment, they are acceptable to the Rating Agency as collateral for securities having ratings equivalent to their respective ratings of the Multi-Class Certificates that were in effect at the Delivery Date;

              (ii) (a) demand and time deposits in, and bankers' acceptances issued by, and depository institution or trust company incorporated under the laws of the United States of America (including the Trustee acting in its commercial banking capacity) or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the highest credit rating or ratings from the Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation;

             (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
     (ii)(a) above where the Trustee holds the security therefor;

              (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that have the highest credit rating or ratings from the Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate outstanding principal balances and amounts of all the Mortgage Assets and Eligible Investments held as part of the Trust;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the highest rating or ratings from the Rating Agency at the time of such investment;

              (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity acceptable to the Rating Agency; and

             (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agency as collateral for securities having ratings equivalent to their respective ratings of the Certificates that were in effect at the Delivery Date.

          "Excess Cash Flow":  With respect to any Distribution Date, the
           ----------------
excess, if any, of (a) the aggregate of (i) all payments received from the Mortgage Assets included in the Trust Fund in the Due Period preceding such Distribution Date (including, for purposes of the first Due Period, any amount deposited in the Certificate Account on the Delivery Date and income or gain that will be in the Certificate Account for such Series on such Distribution Date from the reinvestment of such amounts, (ii) any withdrawals since the preceding Distribution Date for such Series from the GPM Fund and the Buy-Down Fund and (iii) any withdrawals since such preceding Distribution Date from any Reserve Fund for such Series over (b) the sum of (i) the Stated Principal Distribution Amounts (net of any Excess Cash Flow included in the Stated Principal Distribution Amounts), (ii) the Interest Distribution amounts and
(iii) if applicable, any distributions in reduction of Outstanding Stated Principal Balance of Certificates of such Series pursuant to one or more Special Distributions pursuant to Section 15.02 hereof since the preceding Distribution Date.

          "Final Scheduled Distribution Date":  With respect to any Multi-Class
           ---------------------------------
Certificate, the date specified in such Certificate as the fixed date on or before which the Outstanding Stated Principal Balance thereof is to be reduced to zero.

          "Fixed Rate Certificate":  A Multi-Class Certificate on which interest
           ----------------------
accrues at the fixed rate specified in Section

11.05 and in such Certificate for the entire term of such Certificate.

          "Fixed Rate Interest Accrual Period":  With respect to any
           ----------------------------------
Distribution Date any Class of Fixed Rate Certificates, the period specified in
Article XI.

          "GPM Asset":  Any Mortgage Asset backed by or evidencing a fractional
           ---------
undivided interest in a pool of mortgage loans that provide, or any Mortgage Loan that provides, for monthly installments during a portion of their terms that are less than the actual amount of principal and interest payable on a level debt service basis.

          "GPM Fund":  The meaning specified in Section 17.01.
           --------

          "GPM Prepayment Shortfall":  With respect to any Mortgage Asset Group
           ------------------------
comprised of GPM Assets valued on the basis of their scheduled maximum principal payments in calculating the initial Asset Value of such Mortgage Asset Group, the amount by which such scheduled maximum principal amount, exceeds the principal amount as of the date of determination, plus 30 days interest on such amount, calculated at the Highest Interest Rate.

          "GPM Shortfall":  With respect to any Mortgage Asset Group comprised
           -------------
of GPM Assets valued on the basis of their scheduled maximum principal balances in calculating the initial Asset Value of such Mortgage Asset Group, the sum of the amounts for each Due Date, if any, by which payments of principal of and interest on such GPM Assets assumed in calculating Asset Value exceed scheduled payments on such GPM Assets according to the related graduated payment mortgage plan for the period during which such excess occurs.

          "Highest Interest Rate":  The per annum rate of interest determined as
           ---------------------
specified in Article XI.

          "Independent":  When used with respect to any specified Person means a
           -----------
Person who (1) is in fact independent of the Depositor or an Affiliate of the Depositor or the Trustee or an Affiliate of the Trustee, (2) does not have any direct financial interest or any material indirect financial interest in the Depositor or in an Affiliate of the Depositor or the Trustee, and (3) is not connected with the Depositor or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by Depositor Request or Order and approved by the Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

          "Initial Reduction Date":  With respect to any Class of Multi-Class
           ----------------------
Certificates that are Sequential Distribution Certificates, the Distribution Date, if any, specified in Article XI on which the Holders of Certificates of such Class are entitled to begin receiving distributions in reduction of Stated Principal Balance, if such distributions have not already begun.

          "Initial Stated Principal Balance":  With respect to any Multi-Class
           --------------------------------
Certificate, the Outstanding Stated Principal Balance as shown on the face thereof.

          "Interest Accrual Period":  With respect to any Class of Multi-Class
           -----------------------
Certificates and any Distribution Date, Optional Termination Date or Special Distribution Date, the period specified in Article XI.

          "Interest Distribution Amount":  With respect to any date on which a
           ----------------------------
distribution is to be made on any Class of Multi-Class Certificates, an amount equal to the amount of interest that accrues on the Outstanding Principal Stated Balance of such Class from the date on which the previous distribution was made to the Designated Interest Accrual Date for such Class. For the purposes of this calculation, the Outstanding Stated Principal Balance of such Class shall be determined as of the previous Distribution Date or Special Distribution Date. The Interest Rate shall be determined, for any Class of Variable Rate Certificates, on the related Variable Rate Interest Determination Date as specified in Article XI hereof. Unless otherwise specified in Article XI, all computations of interest accruals shall be made on the basis of a year consisting of twelve months having 30 days each.

          "Interest Rate":  With respect to any Variable Rate Certificate for
           -------------
any Variable Rate Interest Accrual Period, the rate of interest for such Variable Rate Interest Accrual Period determined pursuant to Section 11.06 and the terms of such Variable Rate Certificate. With respect to any Fixed Rate Certificate, the fixed annual rate at which interest accrues on such Fixed Rate Certificate, as specified in Section 11.05 and such Fixed Rate Certificate.

          "Interest Rate Determination Date":  With respect to any Class of
           --------------------------------
Variable Rate Certificates, the date specified in Article XI on which the Interest Rate at which interest will accrue on the Certificates of such Class during the succeeding Variable Rate Interest Accrual Period is determined.

          "International Business Day":  shall mean any day on which banks in
           --------------------------
London and New York City are open for the transaction of international business.

          "Letter of Credit":  An irrevocable and transferable letter of credit
           ----------------
issued solely to the Trustee and its successors or assigns by any banking corporation situated in the United States the commercial paper or other short-term debt obligations of which have received the highest rating from the Rating Agency and are otherwise acceptable to the Rating Agency. Any such Letter of Credit shall provide that (a) it is conditional only on certification by the Trustee of its authority to draw on the Letter of Credit under the terms of this Agreement and (b) it is subject to termination upon not less than 60 days' prior written notice to the Trustee, in which case, unless such Letter of Credit is renewed or a substitute Letter of Credit in the requisite amount is provided, upon receipt of any such written notice the Trustee shall promptly, and in no case more than 15 days after such notice, draw on the Letter of Credit for the entire unutilized balance thereof and deposit such amount in the related fund. Any such Letter of Credit also shall provide for written notice by a qualified bank to the Trustee of any change in the rating of the commercial paper or other short-term debt obligations of the banking corporation issuing the Letter of Credit, in which case upon receipt of any such written notice the Trustee shall promptly, and in no case more than 30 days after such notice, draw on the Letter of Credit for the entire unutilized balance thereof and deposit such amount in the related fund, unless prior thereto the Trustee shall replace such Letter of Credit with a Letter of Credit issued by a qualified bank.

          For purposes of the definition of "Letter of Credit," a qualified bank shall be deemed to have commercial paper that has received the highest rating from the Rating Agency if the bank is the principal subsidiary of a bank holding company and the commercial paper of the bank holding company has received the highest rating from such Rating Agency. A bank shall be deemed the principal subsidiary of a bank holding company, if the bank's net worth exceeds 66-2/3% of the consolidated net worth of the bank holding company.

          "Maturity Date":  With respect to any Mortgage Asset included in the
           -------------
Trust Fund, the date on which the last payment of principal of such Mortgage Asset shall be due and payable. In determining the Maturity Date of such Mortgage Asset, all prepayments received prior to the date of determination shall be taken into account.

          "Multi-Class Certificate":  A Certificate issued hereunder having an
           -----------------------
Interest Rate and an Outstanding Stated Principal Balance.

          "Multi-Class Distribution Amount":  With respect to any Distribution
           -------------------------------
Date, the sum of (i) the Interest Distribution Amounts and (ii) the Stated Principal Distribution Amount.

          "Non-Compound Interest Certificates":  Multi-Class Certificates,
           ----------------------------------
including PDC Certificates, other than Compound Interest Certificates.

          "Officers' Certificate":  A certificate signed by two Authorized
           ---------------------
Officers of the Depositor.

          "Optional Termination Date":  The date of an optional termination as
           -------------------------
specified by the Depositor as provided in Section 14.02.

          "Original Mortgage Asset Group":  All or a portion of a Mortgage Asset
           -----------------------------
Group, which may be a single Mortgage Asset, that is being substituted for pursuant to Section 12.05.

          "Outstanding":  With respect to the Certificates, as of the date of
           -----------
determination, all Certificates theretofore authenticated and delivered under this Agreement except:

               (i) Certificate theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

              (ii) Certificates or portions thereof for the retirement of which money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Certificates; provided, however, that if such Certificates are to be retired pursuant to Article XII, notice of such retirement has been duly given pursuant to this Agreement or provision therefor, satisfactory to the Trustee, has been made;

             (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; and
                                     ---- ----

              (iv) Certificates alleged to have been destroyed, lost, stolen or mutilated and surrendered to the Trustee for which replacement Certificates have been issued as provided for in Section 4.03;

provided, however, that in determining whether the Holders of the requisite percentage of the Outstanding Stated Principal Balance of the Outstanding Multi-Class Certificates or any Class thereof or, as to Residual Certificates, of the requisite Percentage Interest, have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Depositor or any Affiliate of the Depositor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Certificates that the Trustee knows to be so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that the pledgee is entitled so to act with respect to such and that the pledgee is not the Depositor or any Affiliate of the Depositor.

          "Outstanding Mortgage Asset Amount":  With respect to any Mortgage
           ---------------------------------
Asset Group, the aggregate of the Outstanding Mortgage Certificate Amounts and the Outstanding Mortgage Loan Amounts.

          "Outstanding Mortgage Certificate Amount":  With respect to any
           ---------------------------------------
Mortgage Certificate, the outstanding principal amount of such Mortgage Certificate, based on information provided by the Servicer.

          "Outstanding Mortgage Loan Amount":  With respect to any Mortgage
           --------------------------------
Loan, the outstanding principal amount of such Mortgage Loan, less any principal advances on such Mortgage Loan, based on information provided by the Servicer or the Master Servicer.

          "Outstanding Stated Principal Balance":  With respect to any Multi-
           ------------------------------------
Class Certificate, as of any particular date of calculation, the Initial Stated Principal Balance (plus with respect to any Compound Interest Certificate, any additions to the Compound Value thereof) less any distributions in reduction of Outstanding Stated Principal Balance made with respect thereto.

          "[PDC] Certificate":  A Multi-Class Certificate having a specified
           -----------------
schedule for distributions in reduction of Outstanding Stated Principal Balance.

          "Percentage Interest":  As to any Residual Certificate, the percentage
           -------------------
ownership interest in the Residual evidenced thereby as set forth on the face thereof.

          "Person":  Any individual, corporation, partnership, joint venture,
           ------
association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Certificate":  With respect to any particular
           -----------------------
Certificate, every previous Certificate of the same Class evidencing all or a portion of the same interest in the Trust Fund as evidenced by such particular Certificate, and, for the purpose of this definition, any Certificate authenticated and delivered under Section 4.03 in lieu of a lost, destroyed or stolen Certificate (or a mutilated Certificate delivered to the Certificate Registrar) shall be deemed to evidence the same interest in the Trust Fund as the lost, destroyed or stolen Certificate (or the mutilated Certificate delivered to the Certificate Registrar).

          "Principal Determination Date":  With respect to an accounting
           ----------------------------
pursuant to Section 17.07, the first day of the month for which the accounting is given.

          "Proceeding":  Any suit in equity, action at law or other judicial or
           ----------
administrative proceeding.

          "Rating Agency":  The rating agency or agencies specified in Article
           -------------
XI hereof, or any successor Person thereto.

          "Regular Record Date":  With respect to a Distribution Date, the close
           -------------------
of business on the calendar day specified in Article XI that precedes the applicable Distribution Date.

          "Reinvestment Agreements":  One or more Reinvestment Agreements listed
           -----------------------
in a schedule to this Reference Agreement or one or more replacement Reinvestment Agreements on substantially the same terms, from a bank, insurance company or other corporation or entity meeting the credit rating requirements (or the parent company of which meets the requirements) set forth in the definition of Eligible Investments. If Reinvestment Income pursuant to a Reinvestment Agreement is used to determine Asset Value, then, provided that such Reinvestment Agreement initially qualified as an Eligible Investment, such Reinvestment Agreement will continue to be an Eligible Investment even if such use might result in the Rating Agency lowering the outstanding rating of the Certificates; provided, however, that in such event, such Reinvestment Agreement shall not be terminated unless (1) the Trustee determines, based on a certificate from an Independent certified public accounting firm of national reputation, that such termination would not [cause a Deficiency Event hereunder or] result in a decrease in the Asset value or extension of the final Scheduled Distribution Date of any class of the Multi-Class Certificates, or (2) a replacement Reinvestment agreement is substituted and such substitution does not result in the Rating Agency lowering the outstanding rating of the Certificates.

          "Reinvestment Income":  Any interest or other earnings on funds and
           -------------------
accounts that are part of the Trust.

          "REMIC":  As defined in the Preliminary Statement hereto.
           -----

          "Requisite Amount of the Reserve":  With respect to any Distribution
           -------------------------------
Date, the amount, if any, specified in Article XI.

          "Reserve Fund":  The meaning specified in Section 17.02.
           ------------

          "Residual":  With respect to any Distribution Date, the excess of
           --------
amounts in the Certificate Account (after taking into account applicable deposits from the Reserve Fund, Buy-Down Fund and GPM Fund) over the Multi-Class Distribution Amount of such Distribution Date.

          "Residual Certificate":  A Certificate issued hereunder which
           --------------------
represents an interest on any Distribution Date in the Residual.

          "Sequential Distribution Certificates":  Any Class of Multi-Class
           ------------------------------------
Certificates as to which distributions in reduction of Outstanding Stated Principal Balance are applied in the order of the respective Final Scheduled Distribution Dates of the Multi-Class Certificates.

          "Servicer":  For each Mortgage Certificate, the issuer of such
           --------
Mortgage Certificate or the Person specified as such with respect thereto in the agreement under which such Mortgage Certificate was issued; for any Mortgage Loan, as defined in Article I.

          "Single Certificate":  A Certificate issued in the minimum
           ------------------
denomination of $1,000.

          "Special Distribution":  A distribution on the Multi-Class
           --------------------
certificates other than on a Distribution Date, as provided in Sections 15.01 and 17.07(d).

          "Special Distribution Amount":  The amount determined under Section
           ---------------------------
17.07(d).

          "Special Distribution Date":  With respect to any Multi-Class
           -------------------------
Certificate, the date in any month (other than a month in which a Distribution Date occurs) on which Special Distributions may be made, as provided in Sections
15.01 and 17.07(d).

          "Special Distribution Determination Date":  With respect to any Multi-
           ---------------------------------------
Class Certificate, the date in any month (other than a month in which a Distribution Date occurs) on which Special Distributions may be made, as provided in Section 15.01 and 17.07(d).

          "Special Distribution Statement":  As defined in Section 17.07(d)
           ------------------------------
hereof.

          "Special Record Date":  With respect to any Special Distribution Date,
           -------------------
the date as of which the Holders of Multi-Class Certificates entitled to receive a Special Distribution are to be determined, as provided in Sections 15.01, 17.07(d) and Article XI hereof.

          "Standard Certificate":  A Multi-Class Certificate that is not a
           --------------------
Compound Interest Certificate or a [PDC] Certificate.

          "Stated Principal Distribution Amount":  Unless otherwise specified in
           ------------------------------------
Article XI, with respect to any Distribution Date for the Multi-Class Certificates, as of the end of the Due Period preceding such Distribution Date, the sum of (i) the Accrual Distribution Amount, if any, (ii) the amount, if any, by which the Aggregate Outstanding Stated Principal Balance of the Multi-Class Certificates (before taking into account the amount of interest accrued on the compound Interest Certificates to be added to the Outstanding Stated Principal Balance thereof on the Distribution Date and before giving effect to any distributions in reduction of Outstanding Stated Principal Balance to be made on the Multi-Class Certificates on such Distribution Date) exceeds the Asset Value of the Mortgage Assets as of such Distribution Date and (iii) the percentage of Excess Cash Flow, if any, specified in Article XI to be applied to the reduction of Outstanding Stated Principal Balance of the Multi-Class Certificates.

          "Substitute Mortgage Asset Group":  All or any portion of a Mortgage
           -------------------------------
Asset Group, which may be a single Mortgage Asset, that is being substituted into the Trust Fund pursuant to Section 12.05.

          "Substitution Date":  Any date not later than three months after the
           -----------------
Delivery Date, or, in the case of substitution of "defective obligations" under
Section 860 G(a)(4)(B)(ii) of the Code, the date chosen by the Depositor as the date for the substitution of Mortgage Assets pursuant to Section 12.05 hereof.

          "TIA":  The Trust Indenture Act of 1939.
           ---

          "Trust Fund":  All money, instruments and other property delivered to
           ----------
the Trustee under this Agreement for the benefit of the Holders of the Certificates as of any particular time, including all proceeds thereof.

          "Variable Rate Interest Accrual Period":  With respect to any Class of
           -------------------------------------
Variable Rate Certificates, the period commencing immediately subsequent to the preceding Variable Rate Interest Accrual Period (or, in the case of the Variable Rate Interest Accrual Period applicable to the first Distribution Date, commencing on the Accrual Date for such Class) and ending on the Designated Interest Accrual Date preceding the related Distribution Date, during which interest shall accrue on a Class of Variable Rate Certificates, payable on the immediately succeeding Distribution Date, at the Interest Rate determined on the immediately preceding Interest Rate Determination Date.

SECTION 12.02  Calculations Respecting Mortgage Assets and
               Trust Fund.
               -------------------------------------------

          (a) In connection with all calculations required to be made pursuant to this Agreement with respect to distributions on any Mortgage Assets, any payments on the mortgage loans included in or underlying the Mortgage Assets or any payments on any other assets included in the Trust Fund, and with respect to the income that can be earned from the reinvestment of distributions on the Mortgage Assets and of any other amounts receivable for deposit in an Account, the provisions set forth in this Section
12.02 shall be applied except to the extent supplemented or modified herein or in Article XI.

          (b) If Article XI provides that calculations with respect to distributions on all or any part of the Mortgage Assets included in the Trust Fund shall be made on a mortgage loan by mortgage loan basis, then such calculations shall be based upon current information as to the terms of such mortgage loans and reports of payments received on such mortgage loans supplied to the Trustee or the Depositor, as the case may be, by the Servicer or the Master Servicer and satisfying such requirements, if any, as may be set forth in
Article XI.

          (c) For any Mortgage Certificate with respect to which calculations required to be made pursuant to this Agreement are not required to be made on a mortgage loan by mortgage loan basis, such calculations shall be made on the basis of information or accounting as to distributions on such Mortgage Certificate furnished by the Servicer thereof.

          (d) Unless otherwise specified in Article XI, all calculations with respect to distributions on the Mortgage Loans shall be based upon current information as to the terms of the Mortgage Loans and the reports of payments received on such Mortgage Loans and payments to be remitted to the Trustee, as supplied to the Trustee by the Master Servicer.

          To the extent they are not patently incorrect on their face, such information or accounting may be conclusively relied upon in making such calculations.

          (e) Unless Article XI provides otherwise, all calculations with respect to future distributions on the Mortgage Asset or future payments on the mortgage loans underlying a Mortgage Asset included in a Mortgage Asset Group shall be made on the assumption that all of the mortgage loans underlying or included in a Mortgage Asset included in a Mortgage Asset Group constitute a single, fully-amortizing, fixed rate mortgage loan:

          (i) bearing interest at a fixed rate equal to the highest rate that might be borne by any of the mortgage loans underlying or included in any of the Mortgage Assets included in such Mortgage Asset Group (such highest rate being the sum of (A) the certificate rate for the Mortgage Certificates in such Mortgage Asset Group or the Pass-Through Rate for Mortgage Loans in such Mortgage Asset Group and (B) either (1) the highest servicing fee (including any master servicing fee and retained yield) and guaranty fee, if any, applicable to any of such mortgage loans or (2) in the case of a Mortgage Certificate, if the exact servicing fee and guaranty fee, if any, applicable to such underlying mortgage loans is not known, the highest possible servicing fee that might be applicable thereto as provided in applicable guidelines for the program pursuant to which such Mortgage Certificate was issued), and subject to a servicing fee and guaranty fee, if any, equal to the amount described above in clause (B)(1) or (B)(2), whichever is applicable;

         (ii) having an outstanding principal balance equal to the Outstanding Mortgage Asset Amount of the Mortgage Assets included in such Mortgage Asset Group;

        (iii) maturing in the month of the Maturity Date of the latest maturing Mortgage Asset in such Mortgage Asset Group;

         (iv) which either provides for fixed level monthly payments or, in the case of a Mortgage Asset Group comprised of GPM Assets, provides for scheduled payment increases equal to the largest percentage increase possible for any of the mortgage loans included in, or underlying the GPM Assets included in such Mortgage Asset Group, which payment increases would become effective for an underlying mortgage loan maturing in the month of the Maturity Date of the latest maturing GPM Asset of such Mortgage Asset Group.

          (f) All calculations with respect to future distributions on a Mortgage Asset shall be made on the assumption that none of the mortgage loans included in, or underlying such Mortgage Asset is prepaid and that all such mortgage loans paid in accordance with their actual payment schedule, or the assumed payment schedule calculated pursuant to subsection (e) of this Section 12.02, whichever is applicable, except as may be provided in Article XI.

          (g) If any Mortgage Certificate (or mortgage loan underlying such Mortgage Certificate) bears interest at a rate in excess of the Highest Interest Rate, then, except as otherwise provided in Article XI, for purposes of any future distribution on such Mortgage Certificate, it shall be assumed that in addition to the servicing fee and guaranty fee, if any, actually payable with respect to the mortgage loans underlying such Mortgage Certificate, or assumed to be payable with respect thereto as provided in subsection (e) of this Section 12.02, such mortgage loans are subject to an additional servicing fee equal, on an annual basis, to the difference between (i) the interest rate borne by such Mortgage Certificate and (ii) the Highest Interest Rate.

          (h) If the Pass-Through Rate on any Mortgage Loan included in the Trust Fund is in excess of the Highest Interest

Rate, then, except as otherwise provided in Article XI, for purposes of calculating the amount of Excess Cash Flow resulting from any future distribution on such Mortgage Loan, it shall be assumed that in addition to the servicing fee (including any master servicing fee and retained yield) and guaranty fee, if any, such Mortgage Loan is subject to an additional servicing fee equal, on an annual basis, to the difference between (i) the Pass-Through Rate for such Mortgage Loan and (ii) the Highest Interest Rate.

          (i) Each distribution receivable with respect to a Mortgage Asset included in the Trust Fund shall be assumed to be received, in the case of a Mortgage Certificate, unless actually received earlier, on the Business Day next succeeding the date on which such distribution is payable to the holder of the Mortgage Certificate in accordance with its terms, or in the case of a Mortgage Loan, unless actually received earlier, on the 25th day of the month succeeding the date on which such distribution is payable to the holder of such Mortgage Loan in accordance with its terms and each such distribution shall be assumed to be immediately deposited in the Certificate Account and reinvested on the next day at the Assumed Reinvestment Rate specified in Article XI. All principal of and interest on investments held in the Account shall be assumed to be received on the date due and immediately deposited therein and reinvested on the next day at the applicable Assumed Reinvestment Rate. All funds assumed to be reinvested at the applicable Assumed Reinvestment Rate shall be assumed to remain so invested until the day next preceding the day on which they are required to be available in the related Certificate Account for application, in accordance with the terms hereof and Article XI, to distributions on the Certificates. All funds eligible to be invested pursuant to a Reinvestment Agreement shall (subject, however, to any limitations contained in such Reinvestment Agreement) be assumed to be invested thereunder until such funds are, or might be, required to be available for, application pursuant to this Agreement.

SECTION 12.03 Representations and Warranties of the Depositor with Respect to the Mortgage Certificates.
               ---------------------------------------------------------------

          The Depositor hereby represents and warrants to the Trustee with respect to any Mortgage Certificates included in the Trust Fund that:

          (a) the Depositor is the owner of each Mortgage Certificate free and clear of any liens or the adverse interests of any person;

          (b) the Depositor has acquired its ownership in such Mortgage Certificates in good faith without notice of any adverse claim;

          (c) the Depositor has not assigned any interest in such Mortgage Certificate or any distributions thereon, except as contemplated herein (or if any such interest has been assigned, it has been released);

          (d) the information set forth with respect to each Mortgage Certificate in Schedule I hereto is complete and correct;

          The representations and warranties set forth in this Section 12.03 shall survive the transfer and assignment of the Mortgage Certificates to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representation and warranties, the party discovering such breach shall give prompt written notice to the other. Within 30 days or, with the prior written consent of the Trustee, such longer period specified in such consent, of its discovery or its receipt of the representations and warranties set forth above, shall cure such breach in all material respects or shall deliver a Substitute Mortgage Certificate for the Original Mortgage Certificate in the manner, and under the circumstances, specified in Section 12.05 to cure such breach. In the event that the Depositor is unable to cure such breach, it shall repurchase each affected Mortgage Certificate from the Trustee. Any such repurchase by the Depositor shall be accomplished at a price payable to the Trustee equal to the lesser of (i) the sum of (a) the Outstanding Mortgage Certificate Amount of the Mortgage Certificate to be repurchased on the date of such repurchase, (b) all interest accrued but unpaid to the Trustee on such principal balance, at the rate of interest borne by such Mortgage Certificate, through the last day of the month of such repurchase and (ii) the Trust Fund's adjusted tax basis in such Mortgage Certificate, determined in accordance with
the Code and the regulations promulgated thereunder.   The payment of the
purchase price for any repurchased Mortgage Certificates shall be considered a prepayment in full of the related Mortgage Certificate and shall be deposited by the Depositor in the Certificate Account in accordance with the provisions of
Section 17.04 hereof and, upon such deposit into the Certificate Account, the related Mortgage Certificate shall be released to the Depositor, and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Depositor to vest in the Depositor, or its designee or assignee, title to any Mortgage Certificate repurchased pursuant hereto. The obligation of the Depositor to repurchase any Mortgage Certificate as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. The Trustee may take legal action to enforce the Depositor's obligation to repurchase such Mortgage Certificates. The reasonable legal fees and expenses incurred by the Trustee in connection with any such legal action shall be reimbursable to the Trustee out of the proceeds of any such action and shall be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders in accordance with Section 13.01 hereof. Any distributions received by the Trustee with respect to such repurchased Mortgage Certificate subsequent to the date of such repurchase shall be promptly remitted by the Trustee to the Depositor.

SECTION 12.04  Administration of the Mortgage Certificates.
               -------------------------------------------

          The Trustee shall deposit in the Certificate Account, as soon as practicable after receipt, each distribution of interest and principal and all other payments or amounts made to the Trustee with respect to the Mortgage Certificates. If the Trustee shall not have received a distribution with respect to a Mortgage Certificate by the second Business Day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, the Trustee shall request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and shall, subject to the last sentence of this paragraph, take such legal action against such issuer or guarantor as the Trustee shall deem appropriate under the circumstances, including the prosection of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action shall be reimbursable to the Trustee out of the proceeds of any such action and shall be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders in accordance with Section 13.01 hereof. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee shall notify the Master Servicer that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided to the Trustee, and the Trustee shall take such action as shall be appropriate under the circumstances.

SECTION 12.05  Substitution of Mortgage Assets.
               -------------------------------

          (a) The Trustee may, and when required by the provisions of the Escrow Account shall, execute instruments to release property held by it under this Agreement, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Agreement. No party relying upon an instrument executed by the Trustee as provided in this
Article XII shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

          (b) The Depositor may, within two years following the Delivery Date, request by Depositor Request to substitute any Substitute Mortgage Asset Group for any Original Mortgage Asset Group. Such Depositor Request shall state the Substitution Date for such substitution. Any substitution under this Section
12.05 involving an Original Mortgage Asset Group that contains cash shall occur prior to the first Distribution Date.

          (c) Any number of substitutions may occur on any subsequent Delivery Date. All substitutions occurring under this Section 12.04 shall in the aggregate meet the following conditions:

          (i) Substitute Mortgage Asset Groups may only be substituted for Original Mortgage Asset Groups of like kind (e.g., Mortgage Loans shall only be substituted for Mortgage Loans; any type of Mortgage Assets may be substituted for an Original Mortgage Asset Group containing cash;

         (ii) No more than 40% in the Aggregate Outstanding Trustee Asset Amount (not including any cash held in the Certificate Account) making up the Trust Fund on the Closing Date may be substituted for;

        (iii) There may be no substitutions for any Mortgage Assets that made up part of a Substitute Mortgage Asset Group;

         (iv) Any substitute Mortgage Asset Group must have an aggregate Asset Value at least equal to that of the Original Mortgage Asset Group for which it will be substituted; the Asset Value of cash shall be determined by the Rating Agency and shall be evidenced by an Officer's Certificate of the Depositor executed on the Closing Date;

          (v) No substitution will be permitted that would delay the Final Scheduled Distribution Date of any Class of Multi-Class Certificates;

         (vi) After the expiration of a period of 90 days from the Delivery Date, Mortgage Assets may only be substituted for in the event of a default or late payment on or defect in the Mortgage Certificates or Mortgage Loans being substituted for; and

        (vii) No Rating Agency shall, as a consequence of such substitution, downgrade its rating of the Multi-Class Certificates.

          (d) In connection with any such substitution, on the Substitution Date the Depositor shall deliver to the Trustee the following:

          (i) The Mortgage Certificates included in the Substitute Mortgage Asset Group;

         (ii) The Mortgage Files with respect to each of the Mortgage Loans included in the Substitute Mortgage Asset Group;

        (iii) Cash, if any, to be deposited in the related Certificate Account, in an amount equal to the sum of (A) the payment of principal and interest paid or to be paid on any Trustee Asset in such Substitute Trustee Asset Group during the month of such Substitution Date, (B) if so required by the Rating Agency, an amount equal to the amount set forth pursuant to clause (A) multiplied by a fraction, the numerator of which is the applicable Assumed Reinvestment Rate multiplied by the number of days, if any, from the immediately preceding Due Date to the Substitution Date and the denominator of which is 360 and (C) the amounts, if any, required to be deposited in the GPM Fund, the Buy-Down Fund and the Reserve Fund as a result of such substitution;

         (iv)  An Officer's Certificate, dated as of the Substitution Date:

          (A) certifying with respect to the Mortgage Loans in the Substitute Mortgage Asset Group that the representation and warranties of the Depositor with respect to the Mortgage Loans in the Original Mortgage Asset Group contained in Section 2.01 hereof are true and correct, as of the Substitution Date, with respect to such Mortgage Loans;

          (B) certifying with respect to the Mortgage Certificates in the Substitute Mortgage Asset Group that the representation and warranties of the Depositor with respect to the Mortgage Certificates in the Original Mortgage Asset Group contained in Section 12.03 hereof are true and correct, as of the Substitution Date, with respect to such Mortgage Certificates;

          (C) certifying that such substitution on such Substitution Date will be in compliance with the provisions hereof;

          (D) setting forth calculations demonstrating that such substitution on such Substitution Date will be in compliance with Sections 12.05(c)(i), (ii),
(iv) and (v) hereof;

          (v) An Opinion of Counsel stating that (A) such substitution will not result in the disqualification of the Trust Fund as a REMIC, (B) such substitution is in compliance with the provisions hereof,
               (C) the Trust Fund will not as a result of such substitution become an "investment company," as such term is used in the Investment Company Act of 1940, as amended; and (D) the Substitute Mortgage Assets constitute "qualified replacement mortgages" as defined in Section 860G(a)(4) of the Code; and

         (vi) A certificate of a firm of Independent Accounts verifying the calculation of the Asset Value of the Substitute Mortgage Asset Group and the Original Mortgage Asset Group to be released and the amount of principal prepayments, if any, with respect to the Mortgage Assets in such Substitute Mortgage Asset Group since the immediately preceding Due Date and verifying the amount, if any, required to be deposited into or released from the Certificate Account, GPM Fund, Buy-Down Fund and Reserve Fund as a result of such substitution and stating that such substitution will not result in an extension of the Final Scheduled Distribution Date of any Class of Multi-Class Certificates.

          (e) Upon such substitution, the Trustee shall deliver to the Depositor the Original Mortgage Asset Group, all distributions on such Original Mortgage Asset Group received by the Trustee on the Due Date prior to such Substitution Date, all amounts in the Certificate Account with respect to such Original Mortgage Asset Group on the Substitution Date and any investment earning on such amounts.


                                  ARTICLE XIII

                                 DISTRIBUTIONS

SECTION 13.01  Distributions.
               -------------

          (a) On any Distribution Date, the total amount of distributions that shall be made to the Certificateholders shall equal the sum of the total amount of funds available in the Certificate Account and available to be released from any Reserve Fund, GPM Fund, or Buy-Down Fund, as specified in the related Distribution Date Accounting (the "Amount Available"). The Trustee shall make the distributions to the Holders of each Class of the Multi-Class Certificates and the Residual Certificates on the basis hereof and as specified in Article XI.

          (b) Unless otherwise specified in Article XI, all distributions made with respect to any Multi-Class Certificate shall be applied first to the interest then accrued and distributable on such Multi-Class Certificate and then to effect reductions in the Outstanding Stated Principal Balance thereof.
Unless otherwise specified in Article XI, distribution of interest shall be made in the order of the Final Scheduled Distribution Dates of each Class of Multi-Class Certificates, until the Interest Distribution Amount for each such Class has been distributed. No distribution of any Interest Distribution Accounts shall be made on any Compound Interest Certificate until after its Accretion Termination Date.

          (c) Interest at the applicable Interest Rate shall accrue on the Outstanding Stated Principal Balance of each Outstanding Compound Interest Certificate from the Accrual Date, but none of such accrued interest shall be distributable until the Accretion Termination Date for such Compound Interest Certificate. Unless otherwise specified in Article XI, on each Distribution Date prior to the Accretion Termination Date for any Class of Compound Interest Certificate, interest that has accrued (determined as described above) on such Certificate during the preceding Interest Accrual Period shall be added to the outstanding Stated Principal Balance of such Certificate and shall thereafter accrue interest from such Distribution Date. On the Accretion Termination Date for any Class of such Certificates, interest accrued on such Class of Compound Interest Certificates during the preceding Interest Accrual Period shall be distributable in an amount equal to the lesser of (a) the Multi-Class Distribution Amount for such Accretion Termination Date less the aggregate amount to be distributed with respect to interest and in reduction of Outstanding Stated Principal Balance on all other Multi-Class Certificates required to be so distributed on such date, and (b) the amount of interest so accrued on such Class of Compound Interest Certificates. The portion, if any, of such interest that is not distributed on such Accretion Termination Date shall be added to the Compound Value of such Class of Compound Interest Certificates and shall hereafter accrue interest as set forth above. On any Distribution Date after the Accretion Termination Date distributions of interest shall be made on any Class of Compound Interest Certificates in the manner set forth in subsection (b) above.

          (d) Unless otherwise specified in Article XI, on each Distribution Date, the Trustee shall make distributions in reduction of Outstanding Stated Principal Balance to the Holders of the Outstanding Class of Multi-Class Certificates having the earliest Final Scheduled Distribution Date in an amount equal to the sum of the Stated Principal Distribution Amount with respect to such Distribution Date. With respect to any Class of Multi-Class Certificates, such distribution shall not exceed the then Aggregate Outstanding Stated Principal Balance of such Class.

Any excess of the Stated Principal Distribution Amount over such Aggregate Outstanding Stated Principal Balance shall be distributed on such Distribution Date to the Class of Multi-Class Certificates having the next earliest Final Scheduled Distribution Date and so on until the full amount of such sum is so distributed. On each succeeding Distribution Date, after the Trustee has distributed all Interest Distribution Amounts with respect to the Class of Multi-Class Certificates then Outstanding and entitled to receive such a distribution, the Trustee shall distribute the Stated Principal Distribution Amount with respect to such Distribution Date in the same manner. The Trustee shall continue to make distributions in this manner until the Aggregate Outstanding Stated Principal Balance of all Multi-Class Certificates has been reduced to zero.

          [(e) If so specified in Article XI, distributions of the Principal Distribution Amount shall be made on a Class of [PDC] Certificates beginning on the First [PDC] Paydown Date, in an Amount not in excess of the [PDC] Amount of such Class. Any excess of the sum of the Stated Principal Distribution Amount over the [PDC] Amount shall be distributed in the order of priority provided in subsection (d) above. Any excess of the [PDC] Amount over the Stated Principal Distribution Amount shall be added to the [PDC] Amount applicable to the next succeeding Distribution Date or Special Distribution Date and may be carried forward until all distributions with respect thereto have been made. If prior to such Distribution Date, distributions have been made such that the Aggregate Outstanding Stated Principal Balance of all other Classes of Multi-Class Certificates has been reduced to zero, distributions shall be made to such [PDC] Certificates as set forth in subsection (d) above.]

          (f) Unless otherwise specified in Article XI, any amounts remaining in the Certificate Account after the distribution of the Multi-Class Distribution Amount shall be distributed to the Holders of the Residual Certificates on the basis of the Percentage Interest evidenced by such Residual Certificate in the Residual.

          (g) Unless otherwise specified in Article XI, all distributions hereunder shall be made on a pro rata basis among all of the Certificates of any Class.

          [(h) Notwithstanding any of the foregoing provisions with respect to distributions of interest on and in reduction of Outstanding Stated Principal Balance of the Certificates, if a Deficiency Event shall have occurred, then distributions in reduction of Outstanding Stated Principal Balance of and of interest on the Certificates subsequent to the Distribution Date upon which such Deficiency Event first occurred shall be made in accordance with Article VI.]

          (i) Distributions in reduction of Outstanding Stated Principal Balance of the Multi-Class Certificates shall begin no later than the Initial Reduction Date for such Class and shall end no later than the Final Scheduled Distribution Date therefor, unless the Outstanding Stated Principal Balance of such Certificate becomes distributable at an earlier date by reason of [the occurrence of a Deficiency Event or] the termination of the Trust Fund pursuant to Article XIV or Article IX.

          (j) Except for the final distribution with respect to a Certificate, which shall be made as specified in Article XI, any distribution of interest on or in reduction of Outstanding Stated Principal Balance of a Certificate shall be made to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Regular Record Date for such Distribution Date by check mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer (in the event that such Certificateholder meets the requirements specified in Article XI) or by such other means of payment as such Certificateholder and the Trustee may agree.

SECTION 13.02  Reports by Trustee to Certificateholders.
               ----------------------------------------

          (a) On each Distribution Date, the Trustee shall deliver a written report:

               (i) to each Holder of Multi-Class Certificates of a Class on which a distribution of interest and in reduction of Outstanding Stated Principal Balance is then being made, setting forth the amount of such distribution that represents interest and the amount applied to reduce such Outstanding Stated Principal Balance, and the Outstanding Stated Principal Balance of a Single Certificate of each such Class after giving effect to the distribution in reduction of Outstanding Stated Principal Balance made on such Distribution Date;

              (ii) to each Holder of Multi-Class Certificates of a Class on which a distribution of interest only is then being made, setting forth the Aggregate Outstanding Stated Principal Balance of each Class of Multi-Class Certificates after giving effect to the distribution in reduction of Outstanding Stated Principal Balance made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the Aggregate Outstanding Stated Principal Balance of any Class of Compound Interest Certificates the amount of any accrued interest added to the Compound Value thereof on such Distribution Date;

             (iii) to each Holder of a Compound Interest Certificate (but only if such Holder shall not have received on such Distribution Date a distribution of interest equal to the entire amount of interest accrued on such Certificate during the preceding Interest Accrual Period) setting forth:

                    (x) the information contained in the report delivered pursuant to subsection (ii) above,

                    (y) the interest accrued on a Single Certificate of such Class of Compound Interest Certificates during the preceding Interest Accrual Period and added to the Compound Value of such Compound Interest Certificate, and

                    (z) the Outstanding Stated Principal Balance of a Single Certificate of such Class of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon during the preceding Interest Accrual Period; and

              (iv) to each Holder of a Residual Certificate, a report containing the information delivered to Holders of Multi-Class Certificates pursuant to subsections (i), (ii) and (iii) above and setting forth the aggregate amount of distributions received on the Mortgage Assets and the reinvestment income earned thereon during the preceding Due Period and the applications of all such amounts, the Outstanding Stated Principal Balance of each Class of Outstanding Multi-Class Certificates after giving effect to the distributions then being made to Holders of Multi-Class Certificates, the Outstanding Mortgage Asset Amount at the end of the immediately preceding Due Period, and the amount, if any (in the aggregate and per Single Certificate), then being distributed to Holders of Residual Certificates.

          (b) In addition to the information set forth above, the report delivered to each Certificateholder shall set forth:

               (i) the amount of servicing compensation received by the Servicers and the Master Servicer during the Due Period preceding the related Distribution Date and such other customary information as the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

              (ii) the book value of any collateral acquired on behalf of the Certificateholders through foreclosure or grant of deed in lieu of foreclosure or otherwise of any Mortgage Loan (or any mortgage loan in which a Participation Certificate evidences an interest);

             (iii) the number and aggregate principal amount of Mortgage Loans (or mortgage loans in which a Participation Certificate evidences an interest) delinquent 30 days and 60 or more days; and

              (iv) the amount of coverage remaining under the Pool Insurance Policy and the Special Hazard Insurance Policy, after giving effect to any amount with respect thereto distributed to Certificateholders on the Distribution Date.

          (c) Whenever the Trustee believes that the entire remaining Outstanding Stated Principal Balance of any Class of Multi-Class Certificates will become distributable on the next Distribution Date (or, in the case of the final distribution upon a Residual Certificate upon termination of the Trust
Fund), the Trustee shall, no later than the fifth day preceding such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the applicable Record Date a notice to the effect that:

               (i) it is expected that funds sufficient to make a distribution that will reduce the Outstanding Stated Principal Balance of such Multi-Class Certificate to zero (or in the case of a Residual Certificate, the amount of such final distribution) will be available in the Certificate Account on such Distribution Date, and

              (ii) if such funds are available, (A) such final distribution will be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Trustee maintained for such purpose pursuant to Section 3.06 (the address of which shall be set forth in such notice) and that the Record Date otherwise applicable to such Distribution Date will not be applicable, and in the case of a Multi-Class Certificate, that (B) no interest shall accrue on such Certificate after the end of the Interest Accrual Period with respect to such Distribution Date.


                                  ARTICLE XIV

                              OPTIONAL TERMINATION

SECTION 14.01  Repurchase at the Option of the Depositor.
               -----------------------------------------

          To the extent specified in Article XI, the Mortgage Assets included in the Trust Fund shall be repurchaseable at the option of the Depositor as permitted herein on any Optional Termination Date at the Repurchase Price specified herein.

          Unless otherwise specified in Article XI, the Repurchase Price for any such Optional Termination shall be equal to the greater of (a) the Outstanding Mortgage Asset Amount as of the date of repurchase, together with accrued and unpaid interest thereon at the Pass-Through Rate for the related Mortgage Pool, or at the rate of interest borne by a Mortgage Certificate or a Participation Certificate through the last day of the month of such repurchase, plus the appraised value of any property acquired in respect thereof or (b) the fair market value of the Mortgage Assets (as specified below).

          [For purposes of this Section 14.01, the fair market value of a Mortgage Asset shall be deemed to be (1) the most recent bid price for such Mortgage Asset in the over-the-counter securities market if such Mortgage Asset is traded in such market, (2) if such Mortgage Asset is traded on a securities exchange, the average closing sale price for such Mortgage Asset on such securities exchange for the last five trading days of such exchange immediately preceding such repurchase, (3) if such Mortgage Asset is not so traded, a value determined on the basis of current prices of securities deemed by the Depositor to be most comparable to such Mortgage Asset or (4) in the case of Mortgage Loans and Participation Certificates, the product of (a) the Outstanding Mortgage Loan Amount of such Mortgage Loan or the Outstanding Participation Certificate Amount of such Participation Certificate, based on the information provided by the Servicer, and (b) the lower of the bid prices as quoted by two nationally-recognized dealers selected by the Depositor (one of which may be an Affiliate of the Depositor) which are at the time making a market in comparable mortgage notes or participation certificates.] The right of the Depositor to repurchase the Mortgage Assets shall be subject to the conditions specified in
Article XI and is conditioned upon the Depositor's having previously given notice of termination as required by Section 14.02(a).

SECTION 14.02  Procedure Upon Optional Termination.
               -----------------------------------

          (a) In case of any Optional Termination pursuant to Section 14.01, the Depositor shall, at least ten days prior to the date notice is to be mailed to the Certificateholders (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Optional Termination Date, and of the Repurchase Price of the Mortgage Assets to be purchased.

          (b) Any repurchase by the Depositor of the Mortgage Assets shall be made on the Optional Termination Date by deposit of the Repurchase Price into the Certificate Account on or before the Distribution Date on which such repurchase is effected. Upon receipt from the Depositor of the Repurchase Price, the Trustee and each co-trustee and separate trustee, if any, then acting as such under this Agreement, shall, upon Depositor Request and at the expense of the Depositor, execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Depositor to vest title in the Mortgage Assets so repurchased to the Depositor and shall transfer or deliver to the Depositor or its designee the repurchased Mortgage Assets. Any distributions on the Mortgage Assets received by the Trustee with respect to such repurchased Mortgage Assets shall be promptly remitted by it to the Depositor.

          (c) Notice of any optional termination pursuant to the provisions of this Article XIV, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to Holders of the Certificates mailed no later than ______ days preceding the Optional Termination Date. Such notice shall constitute the adoption by the Trustee of a complete liquidation within the meaning of Section 860(F)(a)(4)(A)(i) of the Code on the date such notice is given. Such notice shall specify (A) the Distribution Date (which, in any event, shall be no later than 90 days from the date the Trustee sent such notice to the Certificateholders) upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated, (B) the Termination Price or, in the case of the Residual Certificates, the Residual Distribution, (C) in the case of a Multi-Class Certificate, that interest shall cease to accrue after the end of the Interest Accrual Period with respect to such Optional Termination Date and
(D) that the Record Date otherwise applicable to such Optional Termination Date is not applicable, such distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee maintained for such purposes (the address of which shall be set forth in such notice). The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon deposit in the Certificate Account on the Optional Termination Date of an amount equal to the Repurchase Price pursuant to Section 14.03 and presentation and surrender of the Certificates, the Trustee shall cause to be distributed to each Holder of a Multi-Class Certificate an amount equal to the Termination Price for such Certificate. Funds remaining in the Certificate Account after allocation of funds to Holders of Multi-Class Certificates shall be distributed to the holders of the Residual Certificates.

          (d) Following receipt of notice of termination from the Depositor pursuant to Section 14.02(a), the Trustee shall, prior to the Optional Termination Date, sell any Eligible Investments then held in the Accounts that mature subsequent to such Distribution Date, deposit the proceeds of such sale into the related Account and reinvest such proceeds in accordance with the applicable provisions of Article XVII. Any amounts remaining in the Accounts after making, or providing for, final distributions to the Holders of the Multi-Class Certificates shall be distributed to the Holders of the Residual Certificates on the Optional Termination Date.


                                   ARTICLE XV

                             SPECIAL DISTRIBUTIONS

SECTION 15.01  Special Distributions.
               ---------------------

          All or a portion of the Multi-Class Certificates (having other than monthly Distribution Dates) shall be subject to Special Distributions in reduction of Outstanding Stated Principal Balance pursuant to this Section 15.01 on the day of the month specified in Article XI, in the event that the Trustee makes the determinations specified in Section 17.07(d).

SECTION 15.02  Notice of Special Distribution by the Trustee.
               ---------------------------------------------

          Notice of distributions pursuant to Section 15.01 shall be given by first class mail, postage prepaid, mailed not less than five days prior to the applicable Special Distribution Date to each Holder of all Classes of the Multi-Class Certificates affected at the address for such Holder specified in the Certificate Register.

          All notices of such distributions shall state: (i) Special Distribution Date; (ii) the Special Distribution Amount; (iii) that on the Special Distribution Date, if the affected Class of Multi-Class Certificates is not to receive a final distribution in reduction of its Outstanding Stated Principal Balance, the Special Distribution Amount will be distributed as shall be specified in such notice, that accruals of interest will cease with respect to principal amounts upon which distributions are to be made on the date specified on the notice of distribution and that, subject to clause (vi) below, distribution of the Special Distribution Amount will be made by check mailed to the Person whose name appears as the registered Holder thereof on the Certificate Register on the Special Distribution Record Date applicable to such Special Distribution Date and identified in such notice of distribution; (iv) that on a Special Distribution Date, if distributions on the affected Multi-Class Certificates will cause such Certificates to have received total distributions equal to the Initial Stated Principal Balance of such Certificates and in the case of any Compound Interest Certificates, the Compound Value of such Certificate will have been paid in full, the fact of such distribution in full and that all interest distributions in respect thereof shall cease on the date specified on the notice of redemption; (v) if such payment is the final distribution on the affected Class of Multi-Class Certificates that the Special Distribution Record Date otherwise applicable to the Certificates is not otherwise applicable; and (vi) the place where such Certificates are to be surrendered for distribution of the applicable portion of the Special Distribution Amount if such Certificates are to receive their final distribution in reduction of Outstanding Stated Principal Balance, which shall be the office or agency of the Trustee to be maintained as provided in Section 3.06.

          Notice of distribution of Multi-Class Certificates shall be given by the Trustee at its expense. Failure to give notice of distribution, or any defect therein, to any Holder of any Multi-Class Certificate selected for Special Distribution shall not impair or affect the validity of such distributions with respect to any other Certificate.


                                  [ARTICLE XVI

                               DEFICIENCY EVENTS

SECTION 16.01  Occurrence; Trustee's Determinations.
               ------------------------------------

          Upon the occurrence of a Deficiency event, the Trustee shall, promptly after the Distribution Date on which such Deficiency Event occurs, determine whether or not the application on a monthly basis of all future distributions on the Mortgage Assets and other amounts receivable with respect to the Trust Fund towards distributions on the Multi-Class Certificates in accordance with the priorities as to distributions of principal set forth in such Certificates and
Article XI will result in the retirement of the entire Aggregate Stated Principal Balance of and the distribution of all interest accrued on the Multi-Class Certificates under the Maximum Rate Assumption, if applicable. In making any such determination, the Trustee shall ignore all Initial Reduction Dates and, except for the Final Scheduled Distribution Date applicable to the Class or Classes of Multi-Class Certificates having the latest Final Scheduled Distribution Date, all Final Scheduled Distribution Dates, to the effect that a positive determination under this Section 16.01 can be made if the Trustee can determine that such distributions will be sufficient to pay interest at the applicable Interest Rates under the Maximum Rate Assumption, if applicable and to reduce the entire Outstanding Stated Principal Balance of each Certificate to zero on or before such latest Final Scheduled Distribution Date.

          The Trustee shall obtain and rely upon an opinion or report of a firm of Independent Accountants of nationally recognized reputation as to the sufficiency of the amounts receivable with respect to the Trust Fund to make such distributions in reduction of Outstanding Stated Principal Balance of and interest on the Multi-Class Certificates, which opinion or report shall be conclusive evidence as to such sufficiency.

          Pending the making of any determination pursuant to this Section 16.01, distributions on the Multi-Class Certificates shall continue to be made in accordance with Articles XI and XIII.

          As promptly as practicable following any determination pursuant to this Section 16.01, the Trustee shall notify all Holders of Certificates as to such determination and the effect thereof upon future distributions on the Certificates as set forth in Sections 16.02 and 16.03.

SECTION 16.02  Distributions Upon a
               Determination of Sufficiency.
               ----------------------------

          In the event that the Trustee shall have made a positive determination pursuant to Section 16.01 (a "Determination of Sufficiency"), the Trustee shall, beginning on the first Deficiency Distribution Date which occurs more than ten days subsequent to the date upon which the Trustee made such Determination of Sufficiency, withdraw from the Certificate Account on each Deficiency Distribution Date all amounts at the time held therein (after any withdrawal as provided in the following paragraph) and shall distribute such amounts to Holders of Multi-Class Certificates as of the related Special Record Date in accordance with the priorities and allocations as to principal and interest set forth below in this Section 16.02. In the event that the Accretion Termination Date has not occurred with respect to a Class of Compound Interest Certificates, interest accrued but not required to be distributed on such Class shall be added to the Compound Value of each Certificate of such Class in the same manner as prior to the occurrence of the Deficiency Event.

          Each such monthly distribution on a Deficiency Distribution Date shall be made without regard to any calculations as to the Multi-Class Distribution Amount and, so long as such monthly distributions continue pursuant to this
Section 16.02, no withdrawals from the Certificate Account shall be made for the purpose of distributions to Holders of Residual Certificates until either such Deficiency Event is declared to be not continuing pursuant to the following paragraph or until the Outstanding Stated Principal Balance of all Multi-Class Certificates has been reduced to zero. All amounts available for distribution from the Certificate Account on each Deficiency Distribution Date pursuant to this Section 16.02 shall be applied, first, to the payment of all interest
                                     -----
accrued but undistributed on the Multi-Class Certificates to [the Designated Interest Accrual Date with respect to] such Deficiency Distribution Date (other than accrued interest on any Class of Compound Interest Certificates for which the Accretion Termination Date has not yet occurred) and, second, to the
                                                          ------
reduction of the Outstanding Stated Principal Balance of the Outstanding Multi-Class Certificates in the order of priority set forth in Article XI.

          In the event that, subsequent to the making of any distribution on a Deficiency Distribution Date that would otherwise be a Distribution Date, the Trustee determines (and a firm of Independent Accountants of nationally recognized reputation confirms) that (i) it could make a Determination of Sufficiency pursuant to Section 16.01 which included taking into consideration the making of distributions on the basis specified in Article XI as well as all applicable Initial Reduction Dates and Final Scheduled Distribution Dates and
(ii) the Asset Value of all Mortgage Asset Groups as of the related Principal Determination Date is greater than the Aggregate Outstanding Stated Principal Balance of the Multi-Class Certificates (after giving effect to the distribution in reduction of Stated Principal Balance made on such Deficiency Distribution
Date), the Trustee shall notify all Certificateholders and declare such Deficiency Event to no longer be continuing and resume distributions on the Certificates (including, to the extent applicable, Residual Certificates) as provided herein on each Distribution Date as if no such Deficiency Event had occurred.

SECTION 16.03  Distributions Upon a
               Determination of Insufficiency.
               ------------------------------

          In the event that the Trustee shall have made a negative determination pursuant to Section 16.01 (a "Determination of Insufficiency"), the Trustee shall, beginning on the first Deficiency Distribution Date that occurs more than ten days subsequent to the date upon which the Trustee made such Determination of Insufficiency, withdraw from the Certificate Account on each Deficiency Distribution Date all amounts at the time held therein and shall distribute such amounts to the Holders of Multi-Class Certificates in the following order and priorities:

          first: To the payment of amounts then accrued and undistributed on all
          -----
     Multi-Class Certificates (including any Compound Interest Certificates) for interest on the Outstanding Stated Principal Balance of each such Certificate at the Highest Interest Rate (notwithstanding the Interest Rate borne by such Multi-Class Certificate) from the date with respect to which interest on such Certificate was last distributed or in the case of any Compound Interest Certificates, added to the Compound Value thereof) to such Deficiency Distribution Date; and

          second: To the reduction of the Outstanding Stated Principal Balance
          ------
     of each Multi-Class Certificate, ratably among all Multi-Class Certificate, without preference or priority of any kind and without regard to the sequence in which the distribution in reduction of Outstanding Stated Principal Balance of Multi-Class Certificates is otherwise paid.

          Each such monthly distribution on a Deficiency Distribution Date shall be made without regard to any calculations as to the Multi-Class Certificate Distribution Amount and, so long as such monthly distributions continue pursuant to this Section 16.02, no withdrawals from the Certificate Account shall be made for the purpose of distributions to Holders of Residual Certificates until the Outstanding Stated Principal Balance of all Multi-Class Certificates has been reduced to zero.

          So long as distributions on Multi-Class Certificates are being made pursuant to this Section 16.03, the Holders of Multi-Class Certificates representing more than 50% of the Aggregated Outstanding Stated Principal Balance of all Classes of the Multi-Class Certificates may direct the Trustee to sell the Trust Fund pursuant to Section 16.04, any such direction being irrevocable and binding (subject, however, to satisfaction of the conditions set forth in Section 16.04) upon the Holders of all such Multi-Class Certificates as well as upon the Holders of all Residual Certificates. Pending any such sale, monthly distributions shall continue to be made on the Multi-Class Certificates on each Deficiency Distribution Date pursuant to this Section 16.03. In the absence of such a direction, the Trustee shall not sell all or a portion of the Trust Fund.

SECTION 16.04  Sale of Trust Fund.
               ------------------

          Upon receipt of a direction for the sale of the Trust Fund from Holders of Multi-Class Certificates representing more than 50% of the Aggregate Stated Principal Balance of all Classes of the Multi-Class Certificates, the Trustee shall proceed to sell the Trust Fund in one or more separate, private or public sales, the method, manner, time, place and terms of any such sale being in the sole discretion of the Trustee, provided that (1) any such sale shall be conducted in a commercially reasonable manner and (2) except as hereinafter provided (a) any such sale and the distribution of the proceeds thereof to Holders of the Certificates shall be conducted in such a manner as to constitute a "qualified liquidation" for purposes of Section 860F(a)(4)(A) of the Code and
(b) there shall have been delivered to the Trustee an Opinion of Counsel with respect to such proposed sale and the distribution of the proceeds thereof to Certificateholders, stating that such sale will not disqualify the Trust Fund as a REMIC under the Code. In the event that there shall be delivered to the Trustee an Opinion of Counsel to the effect that the net proceeds of any sale of the Trust Fund after payment of all taxes on "prohibited transactions" as defined in Section 860F of the Code would not be less than the amount that would be distributable to the Holders of the Multi-Class Certificates pursuant to
Section 16.03 on the next Deficiency Distribution Date following such sale, then clause (2) of the proviso to the immediately preceding sentence shall be inapplicable to such sale.

          The proceeds of any such sale (after reimbursement to the Trustee of its reasonable expenses and disbursements) shall be distributed promptly to Holders of Multi-Class Certificates upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Holders of the Certificates of such final distribution. Such proceeds shall be applied in the order and priority set forth in Section 16.03 for monthly distributions thereunder. In the event that proceeds remaining after the retirement of the Outstanding Stated Principal Balance of each Multi-Class Certificate together with accrued and undistributed interest thereon at the Highest Interest Rate, such remaining net proceeds shall be distributed to Holders of Residual Certificates in accordance with the respective Percentage Interests evidenced thereby upon presentation and surrender of such Residual Certificates at the office or agency of the Trustee maintained pursuant to Article XI.


                                  ARTICLE XVII

                            ACCOUNTS AND ACCOUNTINGS

SECTION 17.01 GPM Fund.
              --------

          (a) If so specified in Article XI, the Trustee shall establish, on or before the Delivery Date, one or more accounts collectively designated as the GPM Fund. All monies received by the Trustee pursuant to Article XI with respect to the GPM Fund, together with any Eligible Investments in which such monies are or will be invested or reinvested during the term of this Agreement, shall be held by the Trustee in the GPM Fund as part of the Trust Fund subject to disbursement and withdrawal as herein provided. Monies shall be subject to withdrawal pursuant to Subsections (d) and (e) of this Section 17.01.

          (b) Upon Depositor Request, all or a portion of the GPM Fund shall be invested and reinvested at the direction of the Depositor in one or more Eligible Investments. If the Depositor shall not have given any direction pursuant to this Section 17.01(b), the GPM Fund shall be invested and reinvested by the Trustee pursuant to Section 17.05, as fully as practicable in such manner as the Trustee shall from time to time determine in its sole discretion, but only in one or more Eligible Investments. All income or other gain from such investments shall be credited to such GPM Fund and any loss resulting from such investments shall be charged to such GPM Fund. The Trustee shall not in any way be held liable by reason of any insufficiency of such GPM Fund resulting from any loss of investment in any Eligible Investment.

          (c) If any amounts of investments as provided in Section 17.01(b) shall be needed for disbursement from the GPM

Fund as set forth in Section 17.01(d), the Trustee shall cause a sufficient amount of such investments to be sold or otherwise converted to cash to the credit of such GPM Fund. The Trustee shall not in any way be held liable by reason of the inability of the Trustees to make any required payment from the GPM Fund because of any insufficiency of such GPM Fund either resulting from any loss of investment in any Eligible Investment or resulting from disbursements made pursuant to Section 17.01(d).

          (d) Disbursements from the GPM Fund shall be made, to the extent funds therefore are available, pursuant to instructions contained in the Distribution Date Statements prepared in accordance with Section 17.07.

          (e) The amount required to be maintained in the GPM Fund as of any date shall be an amount equal to the greater of the remaining aggregate of GPM Shortfalls for all GPM Assets (when taken together with Reinvestment Income thereon at the applicable Assumed Reinvestment Rate if the GPM Fund is funded with a Letter of Credit) or the aggregate of GPM Prepayment Shortfalls with respect to such GPM Assets. Upon receipt by the Trustee of an Accountants' Certificate to the effect that with respect to all of the GPM Assets, the amount required to be maintained in the GPM Fund at such time, pursuant to this Section 17.01, is less than the amount of such GPM Fund then held by the Trustee, the Trustee shall on the next succeeding Distribution Date pay to the Holders of the Residual Certificates an amount equal to the difference between the amount of such GPM Fund then held by the Trustee and the amount set forth in such Accountants' Certificate.

SECTION 17.02  Reserve Fund.
               ------------

          (a) If so specified in Article XI, the Trustee shall establish, on or before the Delivery Date, one ore more accounts designated as the Reserve Fund. All monies received by the Trustee pursuant to Article XI with respect to the Reserve Fund, together with any Eligible Investments in which such monies are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investment shall be held by the Trustee in the Reserve Fund as part of the Trust subject to disbursement and withdrawal as herein provided. Monies shall be subject to withdrawal pursuant to Subsection
(d) of this Section 17.02.

          (b) Upon Depositor Request all or a portion of the Reserve Fund shall be invested and reinvested at the Depositor's direction in one or more Eligible Investments. If the Depositor shall not have given any directions pursuant to this Section 17.02(b), the Reserve Fund shall be invested and reinvested by the Trustee pursuant to Section 17.05, as fully as practicable, in such manner as the Trustee shall from time to time determine in its sole discretion, but only in one or more Eligible

Investments. All income or other gain from such investments shall be credited to such Reserve Fund and any loss resulting from such investments shall be charged to such Reserve Fund. The Trustee shall not in any way be held liable by reason of any insufficiency of such Reserve Fund resulting from any loss of investment in any Eligible Investment.

          (c) If any amounts invested as provided in Section 17.02(b) shall be needed for disbursement from the Reserve Fund as set forth in Section 17.02(d), the Trustee shall cause a sufficient amount of such investments of such Reserve Fund to be sold or otherwise converted to cash to the credit of such Reserve Fund. The Trustee shall not in any way be held liable by reason of the inability of the Trustee to make any required payment from such Reserve Fund because of any insufficiency of such Reserve Fund either resulting from any loss of investment in any Eligible Investment or resulting from disbursements made pursuant to Section 17.02(d).

          (d) Disbursements from the Reserve Fund shall be made, to the extent funds therefor are available, pursuant to instructions contained in the Distribution Date Statements prepared in accordance with Section 17.07. Upon receipt by the Trustee of an Accountants' Certificate to the effect that the amount required to be maintained in the Reserve Fund as of the next succeeding Distribution Date is less than the amount of such Reserve Fund then held by the Trustee, the Trustee shall on the next succeeding Distribution Date pay to the Holders of the Residual Certificates an amount equal to any excess over such required amount.

SECTION 17.03 Buy-Down Fund.
              -------------

          (a) If so specified in Article XI, the Trustee shall establish, on or before the Delivery Date, one or more accounts designated as the Buy-Down Fund. All monies received by the Trustee pursuant to Article XI with respect to the Buy-Down Fund, together with any Eligible Investments in which such monies are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investment shall be held by the Trustee in the Buy-Down Fund as part of the Trust subject to disbursement and withdrawal as herein provided. Monies shall be subject to withdrawal pursuant to Subsection (d) of this Section 17.03.

          (b) Upon Depositor Request, all or a portion of the Buy-Down Fund shall be invested and reinvested at the Depositor's direction in one or more Eligible Investments. If the Depositor shall not have given any directions pursuant to this Section 17.03 (b), the Buy-Down Fund shall be invested and reinvested by the Trustee pursuant to Section 17.05, as fully as practicable, in such manner as the Trustee shall from time to time determine in its sole discretion, but only in one or more Eligible

Investments. All income or other gain from such investments shall be credited to such Buy-Down Fund and any loss resulting from such investments shall be charged to such Buy-Down Fund. The Trustee shall not in any way be held liable by reason of any insufficiency of such Buy-Down Fund resulting from any loss of investment in any Eligible Investment.

          (c) If any amounts invested as provided in Section 17.03(b) shall be needed for disbursement from the Buy-Down Fund as set forth in Section 17.03(d), the Trustee shall cause a sufficient amount of such investments of such Buy-Down Fund to be sold or otherwise converted to cash to the credit of such Buy-Down Fund. The Trustee shall not in any way be held liable by reason of the inability of the Trustee to make any required payment from such Buy-Down Fund because of any insufficiency of such Buy-Down Fund either resulting from any loss of investment in any Eligible Investment or resulting from disbursements made pursuant to Section 17.03(d).

          (d) Disbursements from the Buy-Down Fund shall be made, to the extent funds therefor are available, pursuant to instructions contained in the Distribution Date Statements prepared in accordance with Section 17.07. Upon receipt by the Trustee of an Accountants' Certificate and to the effect that the amount required to be maintained in the Buy-Down Fund as of the next succeeding Distribution Date is less than the amount of such Buy-Down Fund then held by the Trustee, the Trustee shall on the next succeeding Distribution Date pay to the Holders of the Residual Certificates an amount equal to any excess over such required amount which amount shall thereupon be deemed not to be part of the Trust Fund.

SECTION 17.04  Certificate Account.
               -------------------

          (a) The Trustee shall, prior to the Deliver Date, establish the Certificate Account into which the Trustee shall from time to time deposit all Asset Proceeds and all proceeds transferred from the GPM Fund, the Reserve Fund or Buy-Down Fund. All monies deposited from time to time in the Certificate Account pursuant to this Agreement shall be held by the Trustee as part of the Trust Fund as herein provided.

          (b) All payments to be made from time to time to the Holders out of funds in the Certificate Account pursuant to this Agreement shall be made by the Trustee.

          (c) Upon Depositor Request, all or a portion of the monies in the Certificate Account shall be invested and reinvested at the Depositor's direction in one or more Eligible Investments. If the Depositor shall not have given any directions pursuant to this Section 17.04(c), the Trustee shall, pursuant to Section 17.05, invest and reinvest such monies as fully as practicable, in such manner as the Trustee shall from time to time determine in its sole discretion, but only in one or more Eligible Investments. All income or other gain from such investments shall be credited to such Certificate Account and any loss resulting from such investments shall be charged to such Certificate Account. All such investments shall mature prior to the next Distribution Date or Special Distribution Date. The Trustee shall not in any way be held liable by reason of any insufficiency in any Certificate Account resulting from any loss on any Eligible Investments.

SECTION 17.05  Investments.
               -----------

          (a) Notwithstanding anything to the contrary in this Agreement, investments of funds held by the Trustee under the Agreement shall be made pursuant to any applicable Reinvestment Agreements to the extent provided in such agreements, and the Trustee shall deposit funds as required by any such Reinvestment Agreements to the extent provided in such agreements, and the Trustee shall deposit funds as required by any such Reinvestment Agreements. No change shall be made in the terms and conditions of any such Reinvestment Agreements if such change would result in the Rating Agency lowering the outstanding rating of the Certificates.

          (b) Each Account shall relate solely to the Certificates with respect to which it was established and to the Mortgage Assets and other property which make up the Trust Fund. The Trustee may hold any funds or other property received or held by it as part of an Account in collective amounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons, provided that such Accounts are under the sole control of the Trustee and the Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to each Account.

          (c) The Residualholders shall not direct the Trustee to make any investment of any funds in an Account or to sell any investment held in an Account except under the following terms and conditions:

               (i) each such investment shall be made in the name of the Trustee (in its capacity as such) or in the name of its nominee;

              (ii) the Trustee shall have sole control over such investment, the income thereon and the proceeds thereof;

             (iii) any certificate or other instrument evidencing such investment shall be delivered directly to the Trustee or its agent; and

              (iv) the proceeds of each sale of such an investment shall be remitted by the purchaser thereof directly to the Trustee for deposit in the Account in which such investment was held.

          (d) If any amounts are needed for disbursement from an Account and sufficient uninvested funds are not available therein to make such disbursement, in the absence of a Depositor Request for the liquidation of investments held therein in an amount sufficient to provide the required funds, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account or fund.

          (e) The Trustee shall not in any way be held liable by reason of any insufficiency in any account or fund except for losses on investments which are liabilities of the Trustee.

          (f) All investments of funds in an account or fund and all sales of investments held in an account or fund shall, except as provided below, be made by the Trustee in accordance with a Depositor Request. Subject to compliance with the requirements of Section 17.01, 17.02, 17.03 and 17.04, whichever is applicable, such Depositor Request may authorize the Trustee to make the specific investments set forth therein, to make investments from time to time consistent with the general instructions set forth therein, or to make specific investments pursuant to written or telegraphic instructions of the employees or agents of the Depositor identified therein, in each case in such accounts as such Depositor Request shall specify.

          (g) In the event that the Depositor shall have failed to give investment directions to the Trustee by 11:00 p.m. Eastern Time on any Business Day authorizing the Trustee to invest the funds then in an Account the Trustee shall invest and reinvest the funds then in each related Account to the fullest extent practicable, in such manner as the Trustee shall from time to time determine, but only in one or more Eligible Investments bearing interest or sold at a discount. All such investments shall mature on the next Business Day following the date of such investment.

SECTION 17.06  Custodial Account; Other Accounts.
               ---------------------------------

          (a) In lieu of establishing the Certificate Account pursuant to
Section 3.08, the Master Servicer shall, no later than the Delivery Date, establish the Custodial Account in which it shall deposit the amounts required to be deposited pursuant to Section 3.08. On the 25th day of each month, or if such 25th day is not a Business Day, the next preceding Business Day, the Master Servicer shall remit to the Certificate Account by wire transfer of immediately available funds the amounts deposited in the Custodial Account pursuant to
Section 3.08, net of the amounts permitted to be withdrawn by the Master Servicer pursuant to Section 3.12. Notwithstanding anything to the contrary contained in this Reference Agreement, the Master Servicer's obligations with respect to the Custodial Account shall be the same as those imposed by the Standard Terms. Amounts deposited from time to time in the Custodial Account shall be held by the Master Servicer for the benefit of the Certificateholders, subject to the rights of the Master Servicer to reimbursement and withdrawal, as provided in the Standard Terms.

          (b) To the extent provided herein, the Trustee shall, prior to the Delivery Date, establish other funds and accounts to secure the Certificates. Disbursements from such other funds and accounts shall be made as provided herein.

SECTION 17.07  Accountings.
               -----------

          The Trustee shall render the accounting and perform the activities called for below by the dates stated below.

              (a) Monthly.  Not later than the second Business Day prior to the
                  -------
end of each month, the Trustee shall render to the Depositor the monthly Accounting Report which shall contain the following information with respect to the Mortgage Assets:

          (1) The Outstanding Mortgage Asset Amount as of the Principal Determination Date for the current month:

          (2) The principal payments with respect to the Mortgage Assets received or to be received by the Trustee during the current month;

          (3) The payment of interest on the Mortgage Assets received or to be received by the Trustee during the current month;

          (4) The Buy-Down Shortfall, if any, with respect to the Buy-Down
     Assets;

          (5) The GPM Shortfall, if any, with respect to the GPM Assets;

          (6) The GPM Prepayment Shortfall, if any, with respect to the GPM Assets;

          (7) The amount of uninsured loss, if any, with respect to any Mortgage Asset; and

          (8) The amount, if any, to be paid to a Servicer or the Master Servicer in reimbursement for a Nonrecoverable Advance.

              (b) Distribution Date Statement.  Not later than the second
                  ---------------------------
Business Day preceding a Distribution Date, the

Trustee shall render to the Depositor an accounting which it shall make available to all Certificateholders. The Distribution Date Statement shall contain the following information with respect to the Mortgage Assets:

          (1) For the GPM Fund:

               (i) the balance in the GPM Fund immediately after the last Distribution Date;

              (ii) the net Reinvestment Income, if any, earned and to be earned from the last Distribution Date to the next succeeding Distribution Date on amounts in the GPM Fund;

             (iii) any withdrawals from the GPM Fund during the period since the Distribution Date pursuant to any Special Distributions;

              (iv) any withdrawals from the GPM Fund during the period from the last Distribution Date to the next succeeding Distribution Date based upon the Accountants' Certificate as described in Section 17.01(e);

               (v) any balance in the GPM Fund, prior to any distributions therefrom, at the next succeeding Distribution Date as calculated in accordance with (i) through (iv) above;

              (vi) the required balance of the GPM Fund as of the next succeeding Distribution Date based on the principal balances of the Mortgage Assets as of the most recent Principal Determination Date;

             (vii) the amount by which the balance in the GPM Fund as calculated in (v) above will exceed the required balance as of the next succeeding Distribution Date as calculated in (vi) above, if any;

            (viii) the amount of the greater of the GPM Shortfall or GPM Prepayment Shortfall, to be withdrawn from the GPM Fund and deposited into the Certificate Account on the next succeeding Distribution Date; and

              (ix) the sum of the amounts in (vii) and (viii) above, which must be transferred to the Certificate Account.

          (2)  For the Reserve Fund:

               (i) the balance in the Reserve Fund immediately after the last Distribution Date;

              (ii) the net Reinvestment Income, if any, earned and to be earned from the last Distribution Date to the next succeeding Distribution Date on amounts in the Reserve Fund;

             (iii) any withdrawals from the Reserve Fund since the last Distribution Date pursuant to any Special Distributions;

              (iv) any withdrawals from the Reserve Fund during the period from the last Distribution Date to the next succeeding Distribution Date based upon the Accountants' Certificate as described in Section 17.02(d);

               (v) any balance in the Reserve Fund, prior to any distributions therefrom, at the next succeeding Distribution Date, as calculated in accordance with (i) through (iv) above;

              (vi) the required balance of the Reserve Fund as set forth in
     Article XI;

             (vii) the amount by which the balance in the Reserve Fund as calculated in (v) above, will exceed the required balance as of the next succeeding Distribution Date as calculated in (vi) above, in any;

            (viii) any amount required to be withdrawn from the Reserve Fund as described in Article XI on the next succeeding Distribution Date and deposited in the Certificate Account; and

              (ix) the sum of the amounts in (vii) and (viii) above, which must be transferred to the Certificate Account.

          (3)  For the Buy-Down Fund:

               (i) the balance in the Buy-Down Fund immediately after the last Distribution Date;

              (ii) the net Reinvestment Income, if any, earned and to be earned from the last Distribution Date to the next succeeding Distribution Date on amounts in the Buy-Down Fund;

             (iii) any withdrawals from the Buy-Down Fund since the last Distribution Date pursuant to any Special Distributions;

              (iv) any withdrawals from the Buy-Down Fund during the period from the last Distribution Date to the next succeeding Distribution Date based upon the Accountants' Certificate as described in Section 17.03(d);

               (v) any balance in the Buy-Down Fund, prior to any distributions therefrom, at the next succeeding Distribution Date, as calculated in accordance with (i) through (iv) above;

              (vi) the required balance of the Buy-Down Fund as of the next succeeding Distribution Date, based on the principal balances of the Buy-Down Assets as of the most recent Principal Determination Date;

             (vii) the amount by which the balance in the Buy-Down Fund as calculated in (v) above, will exceed the required balance as of the next succeeding Distribution Date as calculated in (vi) above, if any;

            (viii) the amount of the Buy-Down Shortfall to be withdrawn from the Buy-Down Fund and deposited in the Certificate Account on the next succeeding Payment Date; and

              (ix) the sum of the amounts in (vii) and (viii) above, which must be transferred to the Certificate Account.

          (4) The Interest Distribution Amount to be made on each Class of Multi-Class Certificates on the next succeeding Distribution Date.

          (5) The amount of accrued interest, if any, for the most recent Interest Accrual Period on each Class of Compound Interest Certificates that is to be added to the principal of those Certificates on the next succeeding Distribution Date.

          (6) The Aggregate Outstanding Stated Principal Balance of each Class of Multi-Class Certificates.

          (7) The Stated Principal Distribution Amount to be made on the next succeeding Distribution Date.

          (8) Based on the Outstanding Mortgage Asset Amount of the Mortgage Assets as of the most recent Principal Determination Date, the Aggregate Asset Value of the Mortgage Assets as of the next succeeding Distribution Date.

          (9) The amount of Excess Cash Flow on such Distribution Date and the portion, if any, thereof that is to be added pursuant to the provisions of this Reference Agreement to the Stated Principal Distribution Amount on the Outstanding Multi-Class Certificates.

         (10)  For the Certificate Account:

               (i) the balance in the Certificate Account immediately after the last Distribution Date;

              (ii) the net Reinvestment Income earned and to be earned from the last Distribution Date to the next succeeding Distribution Date on amounts in such Certificate Account (after giving effect to any withdrawals pursuant to Paragraph (vi) below);

             (iii) collections of interest and principal from Mortgage Assets from the last Distribution Date to the next succeeding Distribution Date;

              (iv) the amount to be withdrawn from the GPM Fund, Reserve Fund and Buy-Down Fund and deposited into the Certificate Account on the next succeeding Distribution Date as calculated in Section 17.07(b)(1)(ix), 17.07(b)(2)(ix) and 17.07(b)(3)(ix);

               (v) the Interest Distribution Amount on each Class of Multi-Class Certificates and the Stated Principal Distribution Amount on the next succeeding Distribution Date;

              (vi) withdrawals from the Certificate Account since the last Distribution Date to the next succeeding Distribution Date pursuant to any Special Distributions; and

             (vii) the Residual Distribution for the period from the last Distribution Date to the next succeeding Distribution Date.

               (c) Distribution Date Actions.  The Trustee shall, pursuant to
                   -------------------------
the Distribution Date Statement referred to in clause (b):

          (1) deposit on the next succeeding Distribution Date to the Certificate Account from the GPM Fund, the amount set forth pursuant to
     Section 17.07(b)(1)(ix), from the Reserve Fund, the amount set forth pursuant to Section 17.07(b)(2)(ix) and from the Buy-Down Fund, the amount set forth pursuant to Section 17.07(b)(3)(ix);

          (2) withdraw on the next succeeding Distribution Date from the Certificate Account and pay to the Holders of the Multi-Class Certificates the amount which is set forth pursuant to Section 17.07(b)(10)(v); and

          (3) withdraw on the next succeeding Distribution Date from the Certificate Account and pay to the Holders of the Residual Certificates the amount set forth pursuant to Section 17.07(b)(10)(vii).

          If the actual amount of distributions received by the Trustee during the last month of a related Due Period differs from the expected amount of distributions used by the Trustee in accordance with this Article XVII in determining the distribution requirement for a Distribution Date, the Trustee shall immediately following the end of such Due Period (i) recompute all amounts in the related Accounting Report and Distribution Date Statement to reflect the actual amount of distributions received during the last month of such Due Period, (ii) revise such Accounting Report and Distribution Date Statement accordingly, and (iii) deliver such revised Accounting Report and Distribution Date Statement to the Depositor.
Upon such delivery, such revised Accounting Report and Distribution Date Statement shall be controlling for all purposes under this Agreement.

          Each Distribution Date Statement shall be delivered by the Trustee to the firm of Independent Accountants of recognized national reputation appointed by the Depositor. If such firm of Independent Accountants sets forth any exceptions to the Distribution Date Statement in its certificate or opinion delivered to the Trustee, the Distribution Date Statement shall be deemed to have been amended to reflect such exceptions and such amended Distribution Date Statement shall be controlling for all purposes under this Agreement.

          (d) Special Distribution Statement.  For Multi-Class Certificates that
              ------------------------------
do not provide for monthly distributions, the Trustee shall render to the Depositor and make available to Holders of Certificates a Special Distribution Statement by the Special Distribution Determination Date. In such Special Distribution Statement the Trustee shall:

               (i) Set forth the amount in the Certificate Accounts as of the most recent Special Distribution Determination Date;

              (ii) Determine and set forth the amounts to be credited to the Certificate Account from such Special Distribution Determination Date to the next succeeding Distribution Date as a result of anticipated payments in respect of the Mortgage Assets for all Assumed Deposit Dates in such period (based on the published information regarding such payments, if available, or scheduled payments), deposits into the Certificate Account from the GPM Fund Buy-Down Fund and Reserve Fund during such period, and projected earnings during such period from the investment of the funds in the Certificate Account, GPM Fund, Buy-Down Fund and Reserve Fund (based on the applicable Assumed Reinvestment Rate or on Actual and available reinvestment rates if such investment is made at such rates immediately following the calculation of such projected earnings);

             (iii) Determine and set forth the Multi-Class Certificate Distribution Amount on all Certificates Outstanding from the prior Distribution Date to the next succeeding Distribution Date, net of any distributions in respect of the Outstanding Stated Principal Balance of the Multi-Class Certificates or interest thereof;

              (iv) State the amount of distributions in respect of reduction of Outstanding Stated Principal Balance of the Multi-Class Certificates to be distributed on such Special Distribution Date (which amount shall not exceed the portion of the principal distribution received with respect to the related Mortgage Assets that would otherwise be includable in the Stated Principal Distribution Amount for the following Distribution Date);

               (v) State the amount of distributions in respect of interest to be distributed on such Special Distribution Date in respect of the Outstanding Stated Principal Balance of Multi-Class Certificates to be distributed; and

              (vi) State the amounts included in such statement pursuant to clauses (iv) and (v) above expressed in each case per Single Certificate, to be distributed on such Special Distribution Date.

          If the amount set forth in Clause (iii) above exceeds the aggregate of the amounts set forth pursuant to clauses (i) and (ii) above, the Trustee shall be required to make a Special Distribution from the Certificate Account to the Multi-Class Certificates in an amount equal to the Special Distribution Amount as of the most recent Special Distribution Determination Date. If the aggregate of the amounts set forth pursuant to clauses (i) and (ii) above equals or exceeds the amount set forth in clause (iii) above, no Special Distribution is required. The Special Distribution Amount shall equal the minimum amount of funds in the Certificate Account that would have to be distributed to make the excess of the amount set forth in clause (iii) above, over the amount set forth in clauses (i) and (ii) above, equal zero.

          In each month in which a Special Distribution Date Statement is required to be prepared, on the last date in such month on which notice of a special redemption may be mailed, the Trustee shall verify that the amount of the current month's distributions on Mortgage Assets that were assumed by it to be due on such Mortgage Assets in connection with the preparation of the related Special Distribution Date Statement are consistent with the amounts of distributions received, or reported to it as being due, in that month, in each case based upon receipts and information received by the Trustee as of the close of business on the immediately preceding Business Day. If there is any discrepancy between the assumed distributions used in preparing such Special Distribution Date Statement and the receipts and information received by the Trustee received as of such time, the Trustee shall revise its Special Distribution Date Statement accordingly and deliver it to the Depositor. Such revised Special Distribution Date Statement shall supersede the previous Special Distribution Date Statement and be controlling for all purposes under this Indenture.

          Each Special Distribution Date Statement shall be delivered by the Trustee to the firm of Independent Accountants of recognized national reputation appointed by the Depositor. If such firm sets forth any exceptions to the Distribution Date Statement in its certificate or opinion, delivered to the Trustee, the Special Distribution Date Statement shall be deemed to have been amended to reflect such exceptions and such amended Special Distribution Date Statement shall be deemed to be controlling for all purposes of this Agreement.

SECTION 17.08  Trust Estate.
               ------------

          The Trustee may, and when required by the provisions of this Agreement shall, execute instruments to release property held by it under this Agreement, or convey the Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Agreement. No party relying upon an instrument executed by the Trustee as provided in this
Article XVII shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                                 ARTICLE XVIII

                                 MISCELLANEOUS

SECTION 18.01  Standard Terms.
               --------------

          The Standard Terms attached hereto are hereby incorporated herein by reference and hereby form a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Standard Terms, the terms and provisions of this Reference Agreement shall govern.

SECTION 18.02  Ratification of Standards Terms.
               -------------------------------

          As incorporated by reference into this Reference Agreement, the Standard Terms is in all respects ratified and confirmed, and the Standard Terms and this Reference Agreement shall be read, taken and construed as one and the same instrument.

SECTION 18.03  Amendment.
               ---------

          In addition to the amendments permitted by Section 9.01, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing, as to each Class of Multi-Class Certificates, Outstanding Stated Principal Balances aggregating not less than 66% of the Aggregate Outstanding Stated Principal Balance of such Class and, as to Residual Certificates, Percentage Interests aggregating not less than 66% for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Holders of any Certificates under this Agreement; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Certificate affected thereby:

          (1) reduce in any manner the amount of, or delay the timing of, any distribution on a Certificate required to be made hereunder or reduce the Outstanding Stated Principal Balance of or the Interest Rate on a Multi-Class Certificate or the Termination Price with respect thereto or change any place of payment where, or the coin or currency in which, distributions on any Certificate are payable;

          (2) modify any of the provisions of this Section 18.03, except to increase any percentage specified therein or to provide that certain other provisions of this Agreement cannot be modified without the consent of the Holder of each Outstanding Certificate affected thereby;

          (3) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

          (4) permit the creation of any lien with respect to any party on the Trust Fund;

          (5) modify any of the provisions of this Agreement in such manner as to affect the calculation of the Multi-Class Distribution Amount for any Distribution Date (including the calculation of any of the individual components of such Multi-Class Distribution Amount);

          (6) modify any of the provisions of Article XVIII in such a way to permit an earlier retirement of the Certificates and termination of the Trust Fund and this Agreement pursuant to said Article.

          Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

          It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

SECTION 18.04  Counterparts.
               ------------

          This Reference Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together be one and the same instrument.

SECTION 18.05  Governing Law.
               -------------

          This Reference Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York applicable to agreements made and to be performed in the State of New York and the obligations, rights and remedies of the parties hereto and of the Certificateholders shall be determined in accordance with such laws.

SECTION 18.06  Severability of Provisions.
               --------------------------

          If any one or more of the covenants, agreements, provisions or terms of this Reference Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Reference

Agreement and shall in no way affect the validity or enforceability of the other provisions of this Reference Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 18.07  REMIC Treatment.
               ---------------

          The provisions of this Agreement shall be construed so as to carry out the intention of the parties that the Trust Fund be treated as a REMIC at all times until the Certificates are retired and this Agreement is terminated pursuant to Article IX or Article XIV.

          IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.

                    [Seal]               ASSET BACKED SECURITIES
                                           CORPORATION,
                                           as Depositor

          Attest:

                                         By:
          ----------------------            -----------------------
           Authorized Officer                 Name:
                                              Title:



                    [Seal]          [NAME OF MASTER SERVICER]
                                      as Master Servicer

          Attest:

                                         By:
          ----------------------            -----------------------
           Authorized Officer                 Name:
                                              Title:


                    [Seal]          [NAME OF TRUSTEE]
                                      as Trustee

          Attest:

                                         By:
          ----------------------            -----------------------
           Authorized Officer                 Name:
                                              Title:

STATE OF _________________ )
                           )  ss.
COUNTY OF ________________ )

          BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared ________________ and _________________, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said ASSET BACKED SECURITIES CORPORATION, a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacities therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of ____________, 199_.


                           ----------------------------------------
                             Notary Public in and for the
                             State of

[SEAL]

My commission expires:

- ---------------------

STATE OF __________________  )
                             ) ss.
COUNTY OF _________________  )

          BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared _____________ and ____________, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [NAME OF TRUSTEE], a ________________ corporation, as trustee, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacities therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of ____________, 199_.


                           ----------------------------------------
                             Notary Public in and for the
                             State of

[SEAL]

My commission expires:

- ---------------------

STATE OF __________________  )
                             ) ss.
COUNTY OF _________________  )

          BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared _____________ and ____________, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [NAME OF MASTER SERVICER], a _______________ corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacities therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of ____________, 199_.


                           ----------------------------------------
                             Notary Public in and for the
                             State of


[SEAL]

My commission expires:

- ---------------------

                                   Exhibit A

               (a) The form of the face of any Variable Rate Certificate is as follows:

          PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING STATED PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                         Conduit Mortgage Pass-Through
                       Certificates [Class A], Series __

               FINAL SCHEDULED DISTRIBUTION DATE:  ____________,
                       ACCRUAL DATE:  ____________, ____

                                [INSERT TO COME]

     $________                                                No. ___________

          This Certificate evidences an undivided interest in a portion of the distributions receivable with respect to a pool of [conventional] [fixed rate] [mortgage loans and] [mortgage participation certificates, evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the [Class A] Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency (the "Mortgage Loans")] [and certain related property], which pool was created and sold by

                      ASSET BACKED SECURITIES CORPORATION

          This Certificate does not represent an obligation or interest in Asset Backed Securities Corporation or the Trustee referred to below or any of their affiliates. This certificate is not guaranteed or insured by any governmental agency or instrumentality.

          This Certificate certifies that ________________________ is the registered owner of an undivided interest in a portion of the distributions receivable with respect to a pool of [conventional] [fixed rate] [mortgage loans and] [mortgage participation certificates, evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the [Class A] Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency (the "Mortgage Loans")] [and certain related property] (collectively, the "Trust Fund"), which pool was created and sold by Asset Backed Securities Corporation (hereinafter called the

"Depositor", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to the Standard terms and Provisions of Pooling and Servicing (the "Standard Terms") as amended and Supplemented by a Reference Pooling and Servicing Agreement dated as of _______________, ____, 199_ (the "Reference Agreement" and, together with the Standard Terms, the Agreement") between the Depositor, _________, as master servicer ("the Master Servicer"), and ________________, as trustee (the "Trustee", which term includes any successor trustee under the Pooling and Servicing Agreement). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, Master Servicer, the Trustee and the Holders of all Certificates issued thereunder and to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, the Trustee is required to distribute to the registered Holder of this Certificate, but only out of the distributions received with respect to the Trust Fund and only to the extent such distributions are adequate for such purpose, the Stated Principal Balance of ____________ - _________ Dollars in [quarterly] installments on __________,
___________, ____________ and _________________ (the "Distribution Dates") in
each year, commencing no later than the Final Scheduled Distribution Date of any Class of Multi-Class Certificates having any earlier Final Scheduled Distribution Date and ending on or before ___________, (the "Final Scheduled Distribution Date") of this Certificate and interest (computed on the basis of a 360-day year of twelve 30-day months) [monthly] [quarterly] at a variable rate determined in the manner described on the reverse hereof, in an amount equal to the interest accrued on the outstanding principal balance of this Certificate during the [three]-month period ending [one month prior to] [on] each such Distribution Date [each such period being hereinafter referred to as a "Variable Rate Interest Accrual Period") or, in the case of the first Distribution Date, in an amount equal to the interest accrued from the Accrual Date set forth above to _____________, 199_. [Interest accrued on this Certificate in any Variable Rate Interest Accrual Period will be calculated on the assumption that any distribution of principal made with respect to this Certificate on a Distribution Date that occurs during such Variable Rate Interest Accrual Period was instead made one month prior to such Distribution Date.] Installments of the Stated Principal Balance of this Certificate will be distributable in the amounts and on the dates described on the reverse hereof.

          Distributions in respect of the Stated Principal Balance of and interest on this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All distributions made by the Trustee with respect to this Certificate shall be applied first to interest accrued on this Certificate as provided above and then to the reduction of the Outstanding Stated Principal Balance of this Certificate. Except as provided on the reverse hereof, any installment of principal or interest that is not distributed when and as due shall accrue interest at the rate at which interest accrues on the principal balance of this Certificate from the date due to the date of distribution thereof.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereof has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.



Dated:


                                        _________________________
                                              as Trustee

[SEAL]

                                        By_______________________
                                              Authorized Officer


               (b) The form of the face of any Multi-Class Certificate having a fixed rate of interest is as follows:

     PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING STATED PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                         Conduit Mortgage Pass-through
                     Certificates, [Class A], Series ____

                      FINAL SCHEDULED DISTRIBUTION DATE:
                            ________________, _____
                     ACCRUAL DATE: ________________, _____


     $________                                               No. ___________


          This Certificate evidences an undivided interest in a portion of the distributions receivable with respect to a pool of [conventional] [fixed rate] [mortgage loans and] [mortgage participation certificates, evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the [Class A] Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency (the "Mortgage Loans")] [and certain related property], which pool was sold by

                      ASSET BACKED SECURITIES CORPORATION

          This Certificate does not represent an obligation or interest in Asset Backed Securities Corporation or the Trustee referred to below or any of their affiliates. This Certificate is not guaranteed or insured by any governmental agency or instrumentality.

          This Certificate certifies that ________________________________ is the registered owner of an undivided interest in a portion of the distributions receivable with respect to a pool of [conventional] [fixed rate] [mortgage loans and] [mortgage participation certificates, evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the [Class A] Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency (the "Mortgage Loans")] [and certain related property] (collectively, the "Trust Fund"), which pool was created and sold by Asset Backed Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement referred to below). The Trust was created pursuant to the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms") as amended and supplemented by a Reference Pooling and Servicing Agreement dated as of ________________, ___ 199_ (the "Reference Agreement" and, together with the Standard Terms, the "Agreement") between the Depositor, _____________, as master servicer (the "Master Servicer") and ______________, as trustee (the "Trustee", which term includes any successor trustee under the Agreement). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, Master Servicer, the Trustee and the Holders of all Certificates issued thereunder and to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, the Trustee is required to distribute to the registered Holder of this Certificate, but only out of the distributions received with respect to the Trust Fund and only to the extent such distributions are adequate for such purpose, the Stated Principal Balance of __________ Dollars in [quarterly] installments on __________, ___________,
____________ and _________________ (the "Distribution Dates") in each year, commencing no later than the Final Scheduled Distribution Date of any Class of Multi-Class Certificates having any earlier Final Scheduled Distribution Date and ending on or before ____________, _____ (the "Final Scheduled Distribution Date") of this Certificate and interest (computed on the basis of a 360-day year of twelve 30-day months) [quarterly] [monthly] on such Distribution Dates at the rate of ____ percent (____%) per annum, in an amount equal to the interest accrued on the Outstanding Stated Principal Balance of this Certificate during the [three]-month period ending [one month prior to] [on] each such Distribution Date (each such period being hereinafter referred to as an "Interest Accrual Period") or, in the case of the first Distribution Date, in an amount equal to the interest accrued from the Accrual Date set forth above to __________ ____, 199_. [Interest accrued on this Certificate in any Interest Accrual Period will be calculated on the assumption that any distribution in respect of the Stated Principal Balance of this Certificate on a Distribution Date that occurs during such Interest Accrual Period was instead made one month prior to such Distribution Date.] Installments of principal of this Certificate will be distributable in the amounts and on the dates described on the reverse hereof. All distributions made by the Trustee with respect to this Certificate shall be applied first to interest accrued on this Certificate as provided above and then to the reduction of the Outstanding Stated Principal Balance of this Certificate. Except as provided on the reverse hereof, any installment of principal or interest that is not distributed when and as due shall accrue interest at the rate at which interest accrues on the principal balance of this Certificate from the date due to the date of distribution thereof.

          Distributions in respect of the Stated Principal Balance of and interest on this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereof has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.



Dated:


                                                 _______________________
                                                      as Trustee

[SEAL]

                                               By_______________________
                                                   Authorized Officer


          (c) The form of the face of any Multi-Class Certificate that is a Compound Interest Certificate is as follows:

          INTEREST DISTRIBUTIONS ON THIS CERTIFICATE MAY NOT BE DISTRIBUTABLE FOR A CONSIDERABLE PERIOD. UNTIL DISTRIBUTABLE, SUCH DISTRIBUTIONS ARE ADDED TO THE STATED PRINCIPAL BALANCE OF THIS CERTIFICATE. THEREAFTER, PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS. ACCORDINGLY, THE OUTSTANDING STATED PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE SIGNIFICANTLY DIFFERENT FROM THE AMOUNT SHOWN ON THE FACE HEREOF.

                         Conduit Mortgage Pass-through
                      Certificates, [Class A], Series __

                      FINAL SCHEDULED DISTRIBUTION DATE:
                              ____________, ____
                       ACCRUAL DATE:  ____________, ____

                               [INSERT TO COME]

     $________                                                No. ___________


          This Certificate evidences an undivided interest in a portion of the distributions receivable with respect to a pool of [conventional] [fixed rate] [mortgage loans and] [mortgage participation certificates, evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the [Class A] Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency (the "Mortgage Loans")] [and certain related property], which pool was created and sold by

                      ASSET BACKED SECURITIES CORPORATION

          This Certificate does not represent an obligation or interest in Asset Backed Securities Corporation or the Trustee referred to below or any of their affiliates. This Certificate is not guaranteed or insured by any governmental agency or instrumentality.

          This Certificate certifies that ________________________________ is the registered owner of an undivided interest in a portion of the distributions receivable with respect to a pool of [conventional] [fixed rate] [mortgage loans and] [mortgage participation certificates, evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the [Class A] Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency (the "Mortgage Loans")] [and certain related property] (collectively, the "Trust Fund"), which pool was created and sold by Asset Backed Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms") as amended and supplemented by a Reference Pooling and Servicing Agreement dated as of ________________, ____ 199_ (the "Reference Agreement" and, together with the Standard Terms, the "Agreement") between the Depositor, _____________, as master servicer (the "Master Servicer"), and ____________, as trustee (the "Trustee", which term includes any successor trustee under the Agreement). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Master Servicer, the Trustee and the Holders of all Certificates issued thereunder and to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, the Trustee is required to distribute to the registered Holder of this Certificate, but only out of the distributions received with respect to the Trust Fund and only to the extent such distributions are adequate for such purpose, the Stated Principal Balance of __________ Dollars in [quarterly] installments on __________, ___________,
____________ and _________________ (the "Distribution Dates") in each year, commencing no later than the Final Scheduled Distribution Date of any Class of Multi-Class Certificates having any earlier Final Scheduled Distribution Date and ending on or before ____________, _____ (the "Final Scheduled Distribution Date") of this Certificate and interest (computed on the basis of a 360-day year of twelve 30-day months) [quarterly] [monthly] on such Distribution Dates at the rate of ____ percent (____%) per annum, in an amount equal to the interest accrued on the outstanding principal balance of this Certificate (including in such unpaid principal balance the amount, if any, of interest accrued but not distributed on this Certificate and added to the Stated Principal Balance hereof as described below) during the [three]-month period ending [one month prior to] [on] each such Distribution Date (each such period being hereinafter referred to as an "Accrual Period") or, in the case of the first Distribution Date, in an amount equal to the interest accrued from the Accrual Date set forth above to __________ ____, 199_.

          Prior to the Distribution Date on which all Classes of Multi-Class Certificates having an earlier Final Scheduled Distribution Date have been paid in full (the "Accretion Termination Date") for this Certificate, interest on this Certificate shall not be distributable to the holder of this Certificate but shall instead accrue from the Interest Accrual Date at the rate stated above. On each Distribution Date prior to the Accretion Termination Date, an amount equal to the interest accrued on the Outstanding Stated Principal Balance of this Certificate (including in such Outstanding Stated Principal Balance any interest accrued but not distributable on this Certificate) during the immediately preceding Interest Accrual Period shall be added to the Outstanding Stated Principal Balance of this Certificate. [Interest accrued on this Certificate in any Interest Accrual Period will be calculated on the assumption that any distribution in respect of the Stated Principal Balance made with respect to this Certificate any accrued interest added to the outstanding principal balance of this Certificate on a Distribution Date that occurs during such Interest Accrual Period was instead made and/or added one month prior to such Distribution Date.]

          Installments of the Stated Principal Balance of this Certificate will be distributable in the amounts and on the dates described on the reverse hereof.

          Distributions in respect of the Stated Principal Balance of and interest on this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of
public and private debts.   All distributions made by the Trustee with respect
to this Certificate shall be applied first to interest accrued on this Certificate as provided above and then to the reduction of the Outstanding Stated Principal Balance of this Certificate. Except as provided on the reverse hereof, any installment of principal or interest that is not distributed when and as due shall accrue interest at the rate at which interest accrues on the principal balance of this Certificate from the date due to the date of distribution thereof.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereof has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.


Dated:


                                                  -------------------------
                                                        as Trustee

[SEAL]

                                                  By_______________________
                                                      Authorized Officer


          (d) The form of the reverse of all Multi-Class Certificates which do not include any Variable Rate Certificate is as follows:

          This Certificate is one of a duly authorized issue of Certificates designated as Conduit Mortgage Pass-through Certificates, Series ___ (herein collectively called the "Multi-Class Certificates"), issued in ______ Classes (Classes ___, ___, ____, and ___) under the Agreement.

          The aggregate amount of distributions in respect of the Stated Principal Balance of the Multi-Class Certificates on each Distribution Date is equal to the lesser of (i) funds remaining in the Certificate Account on such Distribution Date after the subtraction of an amount equal to the amount distributable as interest on all classes of Multi-Class Certificates on such Distribution Date (the "Interest Distribution Amounts") and (ii) the Multi-Class Certificate Distribution Amount with respect to such Distribution Date. Such distributions are distributable [pro rata amount the Multi-Class Certificates of all Classes.] [_____% to the Certificates of Class ____ and ____% to the Multi-Class Certificates of Class ____.] [The amount distributable on the Certificates on any Distribution Date is distributable first on the Multi-Class Certificates of Class ____, until distributions in respect of the entire Stated Principal Balance of such Class ____ Certificates have been made. On the Stated Distribution Date on which the entire Stated Principal Balance of the Class ____ Certificates has been retired, any remaining amounts required to be distributed on such Distribution Date in respect of such Stated Principal Balance of the Multi-Class Certificates shall be distributed on the Class ____ Certificates. Thereafter, all amounts required to be distributed on each Distribution Date in respect of such Stated Principal Balance of the Multi-Class Certificates shall continue to be distributed as principal of the Class ____ Certificates until the entire Stated Principal Balance thereof has been distributed. Distributions in respect of the Stated Principal Balance of the remaining Classes of Certificates shall be made in a similar manner, with the required Stated Principal Distribution Amount on each Distribution Date always being applied first to the reduction of the Aggregate Outstanding Stated Principal Balance of the then Outstanding Class of the Multi-Class Certificates having the earliest Final Scheduled Distribution Date of all Multi-Class Certificates then Outstanding.] Distributions in respect of the Stated Principal Balance of a Class of Multi-Class Certificates shall in all cases be made pro rata among all Outstanding Multi-Class Certificates of such Class, without preference or priority of any kind.

          Notwithstanding the foregoing, the Agreement provides that a Deficiency Event thereunder will occur, if (i) there are insufficient amounts in the Certificate Account on any Distribution Date to distribute to Holders of Multi-Class Certificates all Interest Distribution Amounts and the Principal Distribution Amount, (ii) the entire Stated Principal Balance of each Class of Multi-Class Certificates shall not have been completely distributed on or before the Final Scheduled Distribution Date for such Class or (iii) with respect to each Class of Multi-Class Certificates that is still Outstanding on the Final Scheduled Distribution Date of any Class of Multi-Class Certificates having an earlier Final Scheduled Distribution Date, an installment of principal shall not have been distributed by such date.

          Distribution of the then remaining undistributed Stated Principal Balance of this Multi-Class Certificate on its Final Scheduled Distribution Date or on such earlier date as payments received with respect to the assets included in the Trust Fund are required to be distributed with respect to the then remaining Stated Principal Balance of this Multi-Class Certificate, or payment of the Termination Price payable on the Optional Termination Date, shall be made only upon presentation of this Certificate to the office or agency of the Trustee maintained for such purpose. Distributions in respect of interest on this Certificate on each Distribution Date, together with any installment of the Stated Principal Balance of this Certificate on such Date, and any Special Distribution required to be made on this Certificate on any Special Distribution Date to the extent distribution is not made in full of the Stated Principal Balance of this Certificate, shall be made by check mailed to the Person whose name appears as the registered Holder of this Certificate (or one or more predecessor Certificates) on the Certificate Register as of the Record Date preceding such Distribution Date or such Special Distribution Date.

          Checks for amounts that include distributions in respect of the Stated Principal Balance of this Certificate shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Certificate Register as of the applicable Record Date without requiring that this Certificate be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Agreement, at the office or agency in the United States of America designated for such purpose pursuant to the Agreement. Any reduction in the Stated Principal Balance of this Certificate (or any one or more predecessor Certificates) effected by any distributions made on any Distribution Date, Special Distribution Date or Deficiency Distribution Date shall be binding upon all Holders of this Certificate and of any Multi-Class Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon.

          If funds are expected to be available, as provided in the Agreement, to make a distribution in full of the then remaining undistributed Stated Principal Balance of this Certificate on a Distribution date or Special Distribution Date that is prior to the Final Scheduled Distribution Date, then the

Trustee will notify the Person who was the registered Holder hereof on the ____ day of the month [prior to the month] in which such Distribution Date or Special Distribution Date occurs, by notice mailed no later than the ____ day of such month, and the amount then distributable shall, if sufficient funds therefor are available, be distributable only upon presentation of this Certificate to the office or agency maintained for such purpose.

          Any portion of any installment in respect of the Stated Principal Balance of or interest on this Certificate that was distributable but was not distributed or duly provided for on a Distribution Date shall forthwith cease to be payable to the Person who was the registered Holder of this Certificate on the applicable Record Date, and shall be distributed, in whole or in part, to the extent funds are available for such payment, on each Deficiency Distribution Date thereafter until all such overdue amounts are paid or duly provided for, to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered on the Record Date applicable to each such Deficiency Distribution Date or at any other time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Agreement.

          If a Deficiency Event, as defined in the Agreement and as described above, shall occur and be continuing, the Agreement provides that, to the extent distributions are being made as described in the penultimate sentence of this paragraph, the Holders of Multi-Class Certificates aggregating not less than 50% of the Aggregate Outstanding Stated Principal Balance of each Class thereof may direct the Trustee to see the Trust Fund in the manner and subject to the conditions described in the Agreement. In such event, the net proceeds of such sale would be distributed as a final distribution on the Multi-Class Certificates and Holders thereof may receive less than, but in no event more than, the undistributed Stated Principal Balance thereof and undistributed Interest thereon to the date [one more prior to the date] of such final distribution. The Agreement also provides that, notwithstanding the occurrence of a Deficiency Event, under certain circumstances specified in the Agreement, all amounts collected as proceeds of the Trust Fund or otherwise shall continue to be applied to monthly distributions in respect of the Stated Principal Balance of and interest on the Multi-Class Certificates in the same order of priority as if such Deficiency Event had not occurred. In all other circumstances, following the occurrence of a Deficiency Event, all amounts collected as proceeds of the Trust Fund or otherwise shall be distributed monthly pro rata among all Multi-Class Certificates, without preference or priority, first as distributions of interest and then as distributions in reduction of such Stated Principal Balance. In such event, interest on the then Outstanding Stated

Principal Balance of this Certificate shall accrue at the Highest Interest Rate.

          As provided in the Agreement and only under special circumstances specified therein, the principal of the Multi-Class Certificates is subject to being fully paid pursuant to Special Distribution at 100% of the Outstanding Stated Principal Balance thereof to be so retired by such Special Distribution (including interest accrued but not distributed on a Class of Compound Interest Certificates and added to the Stated Principal Balance thereof) together with undistributed interest distributions on such Principal Balance to be so retired from the end of the preceding Interest Accrual Period (or the Accrual Date if no Distribution Date has yet occurred) to the date [one month prior to the date] of such Special Distribution. Any such Special Distribution with respect to the Multi-Class Certificates will be made on the applicable Special Distribution Date and in the manner hereinabove set forth. As provided in the Agreement, all Special Distributions will be in the same proportions and on the same priorities as hereinabove set forth for distributions of principal on a Distribution Date. If provision is made for a Special Distribution in respect of the Stated Principal Balance of this Certificate in accordance with the Agreement, the portion of the Stated Principal Balance of this Certificate retired in such Special Distribution shall thereupon cease to accrue interest from and after the date [one month prior to the date] set for such distribution.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon distribution to Certificate holders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the later of (i) the maturity or other liquidation of the last Mortgage Certificate subject thereto, and (ii) the repurchase by the Depositor from the Trust Fund of all remaining Mortgage Certificates. The Agreement permits, but does not require, the Depositor to repurchase all remaining Mortgage Certificates at a price determined as provided in the Agreement. The exercise of such right will effect Optional Termination, but the Seller's right to repurchase such remaining Mortgage Certificates may not be exercised prior to (a) the time that the aggregate Mortgage Asset Amount is less than ___% of the Aggregate Mortgage Asset Amount at the Closing Date or
(b) ________________ ____, 20__. In the event of such a Termination, the amount distributable to the Holder of a Multi-Class Certificate will be ___% of the Stated Principal Balance thereof together with accrued interest to [the date one month prior to] the Distribution Date on which the proceeds of such repurchase are required to be distributed.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate may be registered on the Certificate Register, upon surrender of this Certificate for registration or transfer at the office or agency of the Trustee designated for that purpose pursuant to the Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly authorized in writing, and thereupon one or more new Multi-Class Certificates of the same Class, of authorized denominations and in the same aggregate initial principal balance, will be issued to the designated transferee or transferees.

          Prior to the due presentment for registration of transfer of this Certificate, the Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered (i) on any Record Date, for purposes of making distributions, and
(ii) on any other date for any other purpose, as the owner hereof, whether or not any distribution required to be made on this Certificate shall be overdue, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Seller and the rights of the Holders of the Certificates under the Agreement at any time by the Trustee with the consent of the Holders of Certificates of each Class, voting as a Class, evidencing, in the aggregate, not less than 66 2/3% of the Voting Rights of such Class and, as to Residual Certificates, Percentage Interests aggregating not less than 66 2/3%. Any such consent by the Holder, at the time of the giving thereof, of this Certificate (or any one or more predecessor Certificates) shall be conclusive and binding upon such Holder and upon all future Holders of this Certificate and of any Multi-Class Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate. The Agreement also permits the amendment or waiver of certain terms and conditions set forth in the Agreement without the consent of Holders of any Multi-Class Certificates issued thereunder.

          The Multi-Class Certificates are issuable only in registered form in denominations as provided in the Agreement and subject to certain limitations therein set forth. The Multi-Class Certificates are exchangeable for a like Aggregate Initial Stated Principal Balance of Multi-Class Certificates of the same Class of different authorized denominations, as requested by the Holder surrendering same.

          The Trustee has executed this Certificate solely as trustee under the Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust Fund created by such Agreement.

          The remedies of the Holder hereof as provided herein, or in the Agreement, shall be cumulative and concurrent but may be pursued solely against the assets of the Trust Fund. No failure on the part of the Holder in exercising any right or remedy hereunder shall operate as waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

          As provided in the Agreement, this Certificate and the Agreement shall be construed in accordance with, and governed by, the laws of the State of [New York] [Massachusetts] applicable to agreements made and to be performed therein.

               (e) The form of the reverse of any Variable Rate Certificate is as follows:

          This Certificate is one of a duly authorized issue of Certificates designated as Conduit Mortgage Pass-Through Certificates, Series __ )herein collectively called the "Multi-Class Certificates") issued in ____________ Classes (Classes ___, ____, ___ and ___) under the Agreement. Distributions in respect of interest on the Class ___, Class ___ and Class ___ Multi-Class Certificates will be made at the fixed rates per annum specified on the faces thereof.

          During the initial Interest Accrual Period, the Certificate Interest Rate of the Class ___ Multi-Class Certificates will be ___% per annum. During such subsequent Variable Rate Interest Accrual Period, the Class ___ Multi-Class Certificates will accrue interest, subject to the Variable Interest Rate Cap of ___% per annum, at a rate per annum determined for such Variable Rate Interest Accrual Period by the Trustee in the manner described below.

          On ________________, 199_, and thereafter on the ______ business day preceding each Distribution Date so long as the Class ___ Multi-Class Certificates are still outstanding (each such date a "Variable Interest Determination Date"), the Trustee will request each of _________________, _________________, _________________, and _________________ or any duly appointed substitute reference bank (the "Reference Banks"), to inform the Trustee of the lowest quotation offered by its principal London office for making immediate [three-month] United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such Variable Rate Interest Determination Date. (As used herein, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York.)

          The establishment of the Interest Rate by the Trustee and the Trustee's subsequent calculation of the Interest Rate applicable to Variable Rate Certificates for the relevant Variable Rate Interest Accrual Period shall (in the absence of manifest error) be final and binding. The Trustee shall cause each Interest Rate established as aforesaid for each Interest Accrual Period to be published promptly after the determination thereof in a newspaper of general circulation in New York City.

          [The remainder of the form of the reverse of a Variable Rate Certificate shall be as set forth in subsection (d) hereof beginning with the second paragraph thereof]

               (f) The form of any Residual Certificate is as follows:

          THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE MULTI-CLASS CERTIFICATES DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          [THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT OR LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 1.05 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

                         Conduit Mortgage Pass-Through
                        Certificates, [Class A], Series

Percentage Interest: __%

          This Certificate evidences a percentage interest in any distributions allocable to the Residual Certificates with respect to a pool of [conventional] [fixed rate] [mortgage loans and] [mortgage participation certificates, evidencing participation interests in such mortgage loans and meeting the requirement of the nationally recognized rating agency or agencies rating the [Class A] Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency (the "Mortgage Loans")] [and certain related property], which pool was created and sold by

                      ASSET BACKED SECURITIES CORPORATION

          This Certificate does not represent an obligation of or interest in Asset Backed Securities Corporation or the Trustee refereed to below or any of their affiliates. This Certificate is not guaranteed or insured by any governmental agency or instrumentality.

          This Certificate certifies that______________________________________
______ is the registered owner of the Percentage Interest evidenced by this Certificate as set forth above in a portion of the distributions receivable with respect to a pool of [conventional] [fixed rate] [mortgage loans and] [mortgage participation certificates, evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the [Class A] Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency (the "Mortgage Loans")] [and certain related property] (collectively, the "Trust Fund"), which pool was created and sold by Asset Backed Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms") as amended and supplemented by a Reference Pooling and Servicing Agreement dated as of __________, 199_ (the "Reference Agreement" and together with the Standard Terms, the "Agreement") between the Depositor, __________, as master servicer (the "Master Servicer"), and ________ ___, as trustee (the "Trustee", which term includes any successor trustee under the Pooling and Servicing Agreement). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Master Servicer, the Truster and the Holders of all Certificates issued hereunder and to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee is required to distribute on the ___ day of [each month] or, if such ___ day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on ___________, 199_, to the Person in whose name this Certificate is registered at the close of business on the ___ day (or if such _____ day is not a Business Day, the Business Day immediately preceding such _________ day) of the [second] month next preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the portion of the distributions received with respect to the assets in the Trust Fund that are distributable to holders of Residual Certificates, as provided in the Agreement. The interests of holders of Residual Certificates in the assets in the Trust Fund are in all cases subordinate and subject to the prior rights of holders of Multi-Class Certificates as specified in the Agreement.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person requests by written notice to the Trustee that such payments be made thereafter by wire transfer of immediately available funds to the account specified by such Person. Such wire transfers shall be made at the expense of such Person. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose in the City and State of New York.

          [No transfer of this Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made within three years from the day of initial issuance of the Certificates pursuant to the Agreement (i) the Trustee or the Depositor may require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state, and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.]

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated:                                        _________________________
                                                     as Trustee

[SEAL]                                        By_______________________
                                                  Authorized Officer